                                                     EXECUTION COPY




           ==========================================================







                  KAISER ALUMINUM & CHEMICAL CORPORATION,
                                          as Issuer,

                   KAISER ALUMINA AUSTRALIA CORPORATION,
                           ALPART JAMAICA INC.,
                      KAISER FINANCE CORPORATION and
                        KAISER JAMAICA CORPORATION,
                                   as Subsidiary Guarantors,

                                    AND

                     FIRST TRUST NATIONAL ASSOCIATION
                                       as Trustee



  ----------------------------------------------------------------------

                                 INDENTURE

                       Dated as of February 17, 1994


  ----------------------------------------------------------------------
                              $225,000,000


                        9  % Senior Notes due 2002









           ==========================================================

                      RECONCILIATION AND TIE SHEET*


                                  between

               PROVISIONS OF THE TRUST INDENTURE ACT OF 1939

                                    and

                  INDENTURE DATED AS OF FEBRUARY 17, 1994

                                  between

                  KAISER ALUMINUM & CHEMICAL CORPORATION
                   KAISER ALUMINA AUSTRALIA CORPORATION,
                           ALPART JAMAICA INC.,
                      KAISER FINANCE CORPORATION and
                        KAISER JAMAICA CORPORATION

                                    and

                 FIRST TRUST NATIONAL ASSOCIATION, TRUSTEE


Sections                                        Sections of
of Act                                          Indenture
- --------                                        -------

310(a)(1). . . . . . . . . . . . . . . . . .    7.09
310(a)(2). . . . . . . . . . . . . . . . . .    7.09
310(a)(3). . . . . . . . . . . . . . . . . .    Inapplicable
310(a)(4). . . . . . . . . . . . . . . . . .    Inapplicable
310(a)(5). . . . . . . . . . . . . . . . . .    7.09
310(b) . . . . . . . . . . . . . . . . . . .    7.08, 7.10
310(c) . . . . . . . . . . . . . . . . . . .    Inapplicable
311(a) . . . . . . . . . . . . . . . . . . .    7.13(a), 7.13(c)
311(b) . . . . . . . . . . . . . . . . . . .    7.13(b), 7.13(c)
311(c) . . . . . . . . . . . . . . . . . . .    Inapplicable
312(a) . . . . . . . . . . . . . . . . . . .    5.01, 5.02(a)
312(b) . . . . . . . . . . . . . . . . . . .    5.02(b)
312(c) . . . . . . . . . . . . . . . . . . .    5.02(c)
313(a) . . . . . . . . . . . . . . . . . . .    5.04(a)
313(b)(1). . . . . . . . . . . . . . . . . .    Inapplicable
313(b)(2). . . . . . . . . . . . . . . . . .    5.04(b)
313(c) . . . . . . . . . . . . . . . . . . .    5.04(c)
313(d) . . . . . . . . . . . . . . . . . . .    5.04(d)
314(a)(1). . . . . . . . . . . . . . . . . .    5.03(a)
314(a)(2). . . . . . . . . . . . . . . . . .    5.03(b)
314(a)(3). . . . . . . . . . . . . . . . . .    5.03(c)
314(a)(4). . . . . . . . . . . . . . . . . .    5.03(d)
314(b) . . . . . . . . . . . . . . . . . . .    Inapplicable
314(c)(1). . . . . . . . . . . . . . . . . .    14.05

314(c)(2). . . . . . . . . . . . . . . . . .    14.05
314(c)(3). . . . . . . . . . . . . . . . . .    Inapplicable
314(d) . . . . . . . . . . . . . . . . . . .    Inapplicable
314(e) . . . . . . . . . . . . . . . . . . .    14.05
314(f) . . . . . . . . . . . . . . . . . . .    Omitted
315(a) . . . . . . . . . . . . . . . . . . .    7.01
315(b) . . . . . . . . . . . . . . . . . . .    6.07
315(c) . . . . . . . . . . . . . . . . . . .    7.01
315(d) . . . . . . . . . . . . . . . . . . .    7.01
315(e) . . . . . . . . . . . . . . . . . . .    6.08
316(a)(1). . . . . . . . . . . . . . . . . .    6.06, 8.04
316(a)(2). . . . . . . . . . . . . . . . . .    Omitted
316(b) . . . . . . . . . . . . . . . . . . .    6.04
316(c) . . . . . . . . . . . . . . . . . . .    8.05
317(a) . . . . . . . . . . . . . . . . . . .    6.02
317(b) . . . . . . . . . . . . . . . . . . .    4.04(a)
318(a) . . . . . . . . . . . . . . . . . . .    14.07
318(c) . . . . . . . . . . . . . . . . . . .    14.07


_________________________
*This Reconciliation and Tie Sheet is not a part of the Indenture.


                             TABLE OF CONTENTS

                                                                       Page

                                ARTICLE ONE
                                DEFINITIONS
	   SECTION 1.01.  Certain terms defined . . . . . . . . . . . . . . .   9
    SECTION 1.02.  References are to Indenture . . . . . . . . . . . . .29
    SECTION 1.03.  Other definitions . . . . . . . . . . . . . . . . . .29

                                ARTICLE TWO
                ISSUE, DESCRIPTION, EXECUTION, REGISTRATION
                           AND EXCHANGE OF NOTES

    SECTION 2.01.  Designation, amount, authentication and
                     delivery of Notes . . . . . . . . . . . . . . . . . 31
    SECTION 2.02.  Form of Notes and Trustee's certificate . . . . . . . 31
    SECTION 2.03.  Date of Notes and denominations . . . . . . . . . . . 31
    SECTION 2.04.  Execution of Notes. . . . . . . . . . . . . . . . . . 32
    SECTION 2.05.  Exchange and transfer of Notes. . . . . . . . . . . . 32
    SECTION 2.06.  Temporary Notes . . . . . . . . . . . . . . . . . . . 33
    SECTION 2.07.  Mutilated, destroyed, lost or stolen Notes. . . . . . 33
    SECTION 2.08.  Cancellation of surrendered Notes . . . . . . . . . . 34

                               ARTICLE THREE
                     REDEMPTION AND PURCHASES OF NOTES
    SECTION 3.01.  Redemption prices . . . . . . . . . . . . . . . . . . 34
    SECTION 3.02.  Notice of redemption; selection of Notes. . . . . . . 34
    SECTION 3.03.  When Notes called for redemption become
                     due and payable . . . . . . . . . . . . . . . . . . 35
    SECTION 3.04.  Cancellation of redeemed Notes. . . . . . . . . . . . 36
    SECTION 3.05.  Purchase of Notes at option of the holder
                     upon Change of Control. . . . . . . . . . . . . . . 36
    SECTION 3.06.  Effect of Change of Control Purchase Notice . . . . . 38
    SECTION 3.07.  Deposit of Change of Control Purchase Price . . . . . 39
    SECTION 3.08.  Covenant to comply with securities laws upon purchase of Notes . . . . . . . . . . . . . . . . . 39
    SECTION 3.09.  Repayment to the Company. . . . . . . . . . . . . . . 39

                               ARTICLE FOUR
                    PARTICULAR COVENANTS OF THE COMPANY
    SECTION 4.01.  Payments on the Notes . . . . . . . . . . . . . . . . 39
    SECTION 4.02.  Maintenance of office or agency for registration of transfer, exchange and payment of Notes. . . . . .  39
    SECTION 4.03.  Appointment to fill a vacancy in the office of
                     Trustee . . . . . . . . . . . . . . . . . . . . . . 40
    SECTION 4.04.  Provision as to paying agent. . . . . . . . . . . . . 40
    SECTION 4.05.  Maintenance of corporate existence. . . . . . . . . . 41
    SECTION 4.06.  Officers' Certificate as to default and statement as to compliance. . . . . . . . . . . . . . . . . . 41
    SECTION 4.07.  Usury laws. . . . . . . . . . . . . . . . . . . . . . 42
    SECTION 4.08.  Restrictions on transactions with Affiliates. . . . . 42

                                    iii

    SECTION 4.09.  Limitations on Restricted Payments and
                     Restricted Investments . . . . . . . . . . . . . .  43
    SECTION 4.10.  Limitation on Indebtedness and Preferred Stock. . . . 47
    SECTION 4.11.  Limitation on Liens . . . . . . . . . . . . . . . . . 50
    SECTION 4.12.  Subsidiary guarantees, etc. . . . . . . . . . . . . . 52
    SECTION 4.13.  Limitation on dividends and other payment
                     restrictions affecting Subsidiaries . . . . . . . . 54
    SECTION 4.14.  Limitation on Asset Sales . . . . . . . . . . . . . . 54


                               ARTICLE FIVE
                   NOTEHOLDERS' LISTS AND REPORTS BY THE
                          COMPANY AND THE TRUSTEE
    SECTION 5.01.  Company to furnish Trustee information as to names and addresses of noteholders . . . . . . . . . . . 57
    SECTION 5.02.  Preservation and disclosure of lists.. . . . . . . . 57
    SECTION 5.03.  Reports by the Company. . . . . . . . . . . . . . . .58
    SECTION 5.04.  Reports by the Trustee. . . . . . . . . . . . . . . .59

                                ARTICLE SIX
                  REMEDIES OF THE TRUSTEE AND NOTEHOLDERS
                            ON EVENT OF DEFAULT
    SECTION 6.01.  Events of Default defined . . . . . . . . . . . . . .60
    SECTION 6.02.  Payment of Notes on default; suit therefor. . . . . .62
    SECTION 6.03.  Application of moneys collected by Trustee. . . . . .63
    SECTION 6.04.  Limitation on suits by holders of Notes . . . . . . .63
    SECTION 6.05.  Proceedings by Trustee; remedies cumulative and continuing; delay or omission not waiver
                     of default. . . . . . . . . . . . . . . . . . . . .64
    SECTION 6.06.  Rights of holders of majority in principal amount of
                     Notes to direct Trustee and to waive defaults . . .64
    SECTION 6.07.  Trustee to give notice of defaults known to it, but may withhold in certain circumstances. . . . . . . 65
    SECTION 6.08.  Requirement of an undertaking to pay
                     certain suits under the Indenture or against
                     the Trustee. . . . . . . . . . . . . . . . . . . . 65
    SECTION 6.09.  Waiver of stay or extension laws. . . . . . . . . . .65

                               ARTICLE SEVEN
                          CONCERNING THE TRUSTEE
    SECTION 7.01.  Duties and responsibilities of Trustee. . . . . . . .66
    SECTION 7.02.  Reliance on documents, opinions, etc. . . . . . . . .67
    SECTION 7.03.  No responsibility for recitals, etc . . . . . . . . .67
    SECTION 7.04.  Trustee, paying agent or Note registrar may own Notes . . . . . . . . . . . . . . . . . . . . .68
    SECTION 7.05.  Moneys received by Trustee to be held in trust without interest. . . . . . . . . . . . . . . . . .68
    SECTION 7.06.  Compensation and expenses of Trustee. . . . . . . . .68
    SECTION 7.07.  Right of Trustee to rely on Officers' Certificate where no other evidence specifically prescribed. . 68
    SECTION 7.08.  Conflicting interest of Trustee . . . . . . . . . .. 69


                                    iv

    SECTION 7.09.  Requirements for eligibility of Trustee . . . . . . .73
    SECTION 7.10.  Resignation or removal of Trustee . . . . . . . . . .73
    SECTION 7.11.  Acceptance by successor to Trustee; notice of succession of a Trustee. . . . . . . . . . . . . . 74
    SECTION 7.12.  Successor to Trustee by merger, consolidation or succession to business; notice by Trustee of
                     change in its location . . . . . . . . . . . . . . 75
    SECTION 7.13.  Limitations on rights of Trustee as a creditor. . . .75

                               ARTICLE EIGHT
                        CONCERNING THE NOTEHOLDERS
    SECTION 8.01.  Evidence of action by noteholders . . . . . . . . . .78
    SECTION 8.02.  Proof of execution of instruments and of
                     holding of Notes. . . . . . . . . . . . . . . . . .79
    SECTION 8.03.  Who may be deemed owners of Notes . . . . . . . . . .79
    SECTION 8.04.  Notes owned by Company or controlled by controlling persons disregarded for certain purposes. . . . . .79
    SECTION 8.05.  Record date for action by noteholders . . . . . . . .79
    SECTION 8.06.  Instruments executed by noteholders bind
                     future holders. . . . . . . . . . . . . . . . . . .80

                               ARTICLE NINE
                           NOTEHOLDERS' MEETINGS
    SECTION 9.01.  Purposes for which meetings may be called . . . . . .80
    SECTION 9.02.  Manner of calling meetings; record date . . . . . . .81
    SECTION 9.03.  Call of meeting by Company or noteholders . . . . . .81
    SECTION 9.04.  Who may attend and vote at meetings . . . . . . . . .81
    SECTION 9.05.  Regulations . . . . . . . . . . . . . . . . . . . . .81
    SECTION 9.06.  Manner of voting at meetings and record to be kept. .82
    SECTION 9.07.  Exercise of rights of Trustee and noteholders not to be hindered or delayed. . . . . . . . . . . . . . .82

                                ARTICLE TEN
                          SUPPLEMENTAL INDENTURES
    SECTION 10.01. Purposes for which supplemental indentures may be entered into without consent of noteholders. . .83
    SECTION 10.02. Modification of Indenture with consent of holders of a majority in principal amount of Notes. . . . . ..83
    SECTION 10.03. Effect of supplemental indentures . . . . . . . . . .84
    SECTION 10.04. Notes may bear notation of changes by supplemental indentures. . . . . . . . . . . . . . . . . . . . .84
    SECTION 10.05. Officers' Certificate and Opinion of Counsel. . . . .85

                              ARTICLE ELEVEN
                      CONSOLIDATION, MERGER AND SALE
    SECTION 11.01. Company may consolidate, etc., on certain terms . . .85
    SECTION 11.02. Successor corporation to be substituted . . . . . . .86
    SECTION 11.03. Opinion of Counsel. . . . . . . . . . . . . . . . . .86


                                     v

                              ARTICLE TWELVE
                 SATISFACTION AND DISCHARGE OF INDENTURE;
                             UNCLAIMED MONEYS
    SECTION 12.01. Satisfaction and discharge of Indenture . . . . . . .87
    SECTION 12.02. Application by Trustee of funds deposited for payment of Notes. . . . . . . . . . . . . . . . . .87
    SECTION 12.03. Repayment of moneys held by paying agent. . . . . . .88
    SECTION 12.04. Repayment of moneys held by Trustee . . . . . . . . .88
    SECTION 12.05. Reinstatement . . . . . . . . . . . . . . . . . . . .88

                             ARTICLE THIRTEEN
             IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS
                               AND DIRECTORS
    SECTION 13.01. Incorporators, stockholders, officers and directors of Company exempt from individual liability. . . . 88

                             ARTICLE FOURTEEN
                         MISCELLANEOUS PROVISIONS
    SECTION 14.01. Successors and assigns of Company bound by
                     Indenture . . . . . . . . . . . . . . . . . . . . .89
    SECTION 14.02. Acts of board, committee or officer of successor corporation valid . . . . . . . . . . . . . . . . .89
    SECTION 14.03. Required notices or demands may be served by mail; waiver. . . . . . . . . . . . . . . . . . . .89
    SECTION 14.04. Indenture and Notes to be construed in accordance with the laws of the State of New York. . . . . . .90
    SECTION 14.05. Evidence of compliance with conditions precedent. . .90
    SECTION 14.06. Payments due on Saturdays, Sundays and holidays . . .90
    SECTION 14.07. Provisions required by Trust Indenture Act of 1939 to control. . . . . . . . . . . . . . . . . . . . .91
    SECTION 14.08. Provisions of the Indenture and Notes for the sole benefit of the parties and the noteholders. . . . .91
    SECTION 14.09. Severability. . . . . . . . . . . . . . . . . . . . .91
    SECTION 14.10. Indenture may be executed in counterparts; acceptance by Trustee. . . . . . . . . . . . . . . . . . . . .91
    SECTION 14.11. Article and Section headings. . . . . . . . . . . . .91
    SECTION 14.12. No Adverse Interpretation of Other Instruments. . . .91

                              ARTICLE FIFTEEN
                            GUARANTEE OF NOTES
    SECTION 15.01. Guarantee . . . . . . . . . . . . . . . . . . . . . .91
    SECTION 15.02. Guarantee senior in respect of Subordinated Notes . .92
    SECTION 15.03. Subsidiary Guarantors may consolidate, etc., on certain terms . . . . . . . . . . . . . . . . . . .92
    SECTION 15.04. Application of certain terms and provisions to the
                     Subsidiary Guarantors. . . . . . . . . . . . . . ..93
    SECTION 15.05. Release of Guarantee. . . . . . . . . . . . . . . . .94

SIGNATURES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .


SCHEDULE A -   SCHEDULE OF LIENS SECURING INDEBTEDNESS IN EXCESS OF
     $5,000,000

SCHEDULE B -   REAL PROPERTY CONSTITUTING PERMITTED COLLATERAL

    THIS INDENTURE, dated as of the 17th day of February, 1994, between KAISER ALUMINUM & CHEMICAL CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter referred to as the "Company"), as Issuer, KAISER ALUMINA AUSTRALIA CORPORATION, KAISER FINANCE CORPORATION, ALPART JAMAICA INC. and KAISER JAMAICA CORPORATION, as Subsidiary Guarantors, and FIRST TRUST NATIONAL ASSOCIATION, a national banking association (hereinafter referred to as the "Trustee"), as Trustee.

                           W I T N E S S E T H:
                           -  -  -  -  -  -  -

    WHEREAS, the Company has duly authorized an issue of its 9 % Senior Notes due February 15, 2002 (hereinafter referred to as the "Notes"), for an aggregate principal amount of up to two hundred twenty five million dollars ($225,000,000), to be issued as registered Notes without coupons, to be authenticated by the certificate of the Trustee, to be payable on February 15, 2002, and to be redeemable and purchasable as hereinafter provided; and, to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture;

    WHEREAS, the payment of the principal of, premium, if any, Change of Control Purchase Price, Asset Sale Purchase Price and interest on, the Notes is hereby expressly designated, and the monetary obligations of the Company under the Notes shall hereafter constitute for all purposes, Senior Indebtedness of the Company under the terms of the Subordinated Note Indenture (as hereinafter defined);

    WHEREAS, the Guarantee (as hereinafter defined) of each Subsidiary Guarantor in respect of the Notes is hereby expressly designated, and the monetary obligations of such Subsidiary Guarantor under the Notes shall hereafter constitute for all purposes Senior Indebtedness of such Subsidiary Guarantor under the terms of the Subordinated Note Indenture, to the extent that such Subsidiary Guarantor is a guarantor under the Subordinated
Note Indenture;

    WHEREAS, the Company has duly delivered written notice to the trustee under the Subordinated Note Indenture designating the Notes and the Guarantee as Senior Indebtedness thereunder;

    WHEREAS, the Notes and the Trustee's certificate of authentication to be borne by the Notes are to be substantially in the following forms, respectively:

                          [FORM OF FACE OF NOTE]

No.                                            [Principal Amount]
Issue Date:                                     CUSIP 483008 AE 8

                  KAISER ALUMINUM & CHEMICAL CORPORATION

                         9  % SENIOR NOTE DUE 2002


    KAISER ALUMINUM & CHEMICAL CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein referred to as the "Company"), for value received, hereby promises to pay to ____________________, or registered assigns, the principal sum of ____________________ DOLLARS on February 15, 2002, at the office or agency of the Company in the Borough of Manhattan, the City of New York, State of New York, in such coin or currency of The

United States of America as at the time of payment is legal tender for the payment of public and private debts, and to pay to the registered holder hereof, as hereinafter provided, interest on said principal sum at the rate per annum specified in the title of this Note, in like coin or currency, semiannually on February 15 and August 15 in each year. Interest shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from February 17, 1994. The interest so payable on any February 15 or August 15 will, subject to certain exceptions provided in the Indenture hereinafter referred to, be paid to the person in whose name this Note is registered at the close of business on the February 1 or August 1, as the case may be, next preceding such February 15 or August 15 whether or not such February 1 or August 1 is Business Day. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. Payment of interest shall be made at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, by check mailed by first-class mail to the address of the person entitled thereto at such address as shall appear on the registry books of the Company.

    As provided in the Indenture, this Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of such State.

    Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

    This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.

    IN WITNESS WHEREOF, KAISER ALUMINUM & CHEMICAL CORPORATION has caused this instrument to be duly executed under its corporate seal.

Dated

                                     KAISER ALUMINUM & CHEMICAL
                                      CORPORATION



                                     By:    ___________________
                                            Name:
                                            Title:



[Corporate Seal]

Attest:



________________________________
    Secretary

             [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

    This is one of the Notes described in the within-mentioned
Indenture.





                                 FIRST TRUST NATIONAL ASSOCIATION
                                                       as Trustee


                               By:    ___________________________
                                     Authorized Signatory


                         [FORM OF REVERSE OF NOTE]

                  KAISER ALUMINUM & CHEMICAL CORPORATION

                         9 % SENIOR NOTE DUE 2002

    This Note is one of a duly authorized issue of Notes of the Company known as its 9 % Senior Notes due 2002 (herein referred to as the "Notes"), limited to an aggregate principal amount of two hundred twenty five million dollars ($225,000,000), all issued or to be issued under and pursuant to an indenture, dated as of February 17, 1994 (herein referred to as the "Indenture"), duly executed and delivered between the Company, the Subsidiary Guarantors (as defined in the Indenture) and First Trust National Association, as trustee (herein referred to as the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company, the Subsidiary Guarantors and the holders of the Notes. All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

    In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal amount of this Note plus any accrued interest to the date of acceleration may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture. The Indenture provides that in certain events such declaration and its consequences may be waived by the holders of a majority of the aggregate principal amount of the Notes then outstanding or outstanding on the record date, if any, fixed therefor in accordance with the provisions of the Indenture. It is also provided in the Indenture that the holders of a majority of the aggregate principal amount of the Notes at the time or on any such record date outstanding may on behalf of the holders of all of the Notes waive, prior to such declaration, any past default under the Indenture and its consequences, except a default in the payment of the principal of, premium, if any, Change of Control Purchase Price, Asset Sale Purchase Price or interest on any of the Notes or a default in respect of a covenant or provision in the Indenture which under Article Ten of the Indenture cannot be modified or amended without the consent of the holder of each outstanding Note.

    Payment of the Notes is guaranteed on a senior basis by Kaiser Alumina Australia Corporation, Alpart Jamaica Inc., Kaiser Finance Corporation and Kaiser Jamaica Corporation and, under certain circumstances set forth in the Indenture, may be guaranteed by certain other Subsidiaries and Non-Affiliate Joint Ventures of the Company. Under certain circumstances set forth in the Indenture, each of the Subsidiary Guarantors may be released from their respective obligations under the Indenture and the Notes.

    The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority of the aggregate principal amount of the Notes then outstanding or outstanding on the record date, if any, fixed therefor in accordance with the provisions of the Indenture, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Notes; provided, however, that, as provided in
Section 10.02 of the Indenture, without the consent of each holder of an outstanding Note affected, no such supplemental indenture shall, inter alia, (i) extend the stated maturity of
                 ----- ----
any Note, reduce the interest rate, extend the time or alter the manner of payment of interest thereon, or reduce the principal amount thereof, or alter the timing of or reduce any premium payable upon the redemption thereof, or reduce the amount payable thereon in the event of acceleration or the amount thereof payable in bankruptcy, or (ii) reduce the aforesaid percentage of aggregate principal amount of Notes, the consent of the holders of which is required for any such supplemental indenture.

    Any such consent or waiver by the registered holder of this Note (unless effectively revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued in exchange or substitution herefor, irrespective of whether or not any notation of such consent or waiver is made upon this Note or such other Note.

    No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, Change of Control Purchase Price, Asset Sale Purchase Price and interest on this Note at the place, at the respective times, at the rate and in the currency herein prescribed.

    The Notes are issuable as fully registered Notes without coupons in denominations of $1,000 and any integral multiple of $1,000. At the office or agency to be maintained by the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes in other authorized denominations, without payment of any charge other than a sum sufficient to reimburse the Company for any tax or other governmental charge incident thereto. Principal of, premium, if any, Change of Control Purchase Price, Asset Sale Purchase Price and interest on this Note are payable at the office or agency of the Company referred to on the face hereof, except that, at the option of the Company, payment of interest hereon may be made by check mailed by first-class mail to the address of the person entitled thereto at such address as shall appear on the registry books of the Company.

    The Notes are subject to redemption on or after February 15, 1998, at the option of the Company, in whole or in part on any date prior to maturity, upon mailing by first-class mail a notice of such redemption not less than 15 nor more than 60 days prior to the date fixed for redemption to the holders of Notes to be redeemed in whole or in part at their addresses as they shall appear upon the registry books of the Company, all as provided in the Indenture. Any such notice which is mailed in the manner hereinabove provided shall be conclusively presumed to have been duly given, whether or not the holder receives the notice.

    The table below shows the redemption prices (expressed as a percentage of principal amount) on the dates shown below. If redeemed during the 12-month period beginning February 15, the redemption price shall be:

                                                 Redemption
    Year                                            Price
     ----                                         ----------

    1998  . . . . . . . . . . . . . . . . . . . .104.125%
    1999  . . . . . . . . . . . . . . . . . . . .102.750%
    2000  . . . . . . . . . . . . . . . . . . . .101.375%
    2001 and thereafter . . . . . . . . . . . . .100.000%


in each case together with accrued and unpaid interest to (but not including) the date fixed for redemption.

    Subject to the terms and conditions of the Indenture, if any Change of Control (as defined in the Indenture) occurs on or prior to maturity, the Company shall offer to purchase from each holder all or any part of the holder's Notes for which a Change of Control Purchase Notice shall have been delivered as provided in the Indenture and not withdrawn, on the date that is 30 Business Days after the occurrence of such Change of Control (the "Change of Control Purchase Date"), for a Change of Control Purchase Price equal to 101% of the principal amount thereof plus accrued interest to (but not including) the Change of Control Purchase Date, which Change of Control Purchase Price shall be paid in cash.

    Holders have the right to withdraw any Change of Control
Purchase Notice by delivering to the Trustee a written notice of withdrawal in accordance with the provisions of the Indenture.

    If cash sufficient to pay the Change of Control Purchase Price of all Notes or portions thereof to be purchased on the Change of Control Purchase Date is deposited with the Trustee as of the Change of Control Purchase Date, interest shall cease to accrue (whether or not this Note is delivered to the Trustee or any other office or agency maintained for such purpose) on such Notes (or portions thereof) on and after the Change of Control Purchase Date, and the holders thereof shall have no other rights as such (other than the right to receive the Change of Control Purchase Price, upon surrender of such Notes).

    Subject to the terms and conditions of the Indenture, the Company shall apply the Net Cash Proceeds (as defined in the Indenture) of Asset Sales (as defined in the Indenture), under certain circumstances described in the Indenture, to (x) the prepayment of Indebtedness (as defined in the Indenture) in respect of or under the Credit Agreement (as defined in the Indenture) and the Specified Pari Passu Indebtedness (as defined in the Indenture) unless the holders thereof elect not to receive such prepayment and (y) an offer to purchase (an "Asset Sale Offer") the then outstanding Notes, on any Business Day occurring no later than 175 days after the receipt by the Company (or any of its Subsidiaries, if applicable) of such Net Cash Proceeds, at a price equal to 100% of the principal amount thereof together with accrued interest, if any, to but not including the Asset Sale Purchase Date (as defined in the Indenture). Such Asset Sale Offer with respect to the Notes shall be in an aggregate principal amount (the "Asset Sale Offer Amount") equal to the Net Cash Proceeds (rounded down to the nearest $1,000) from the Asset Sales to which the Asset Sale Offer relates multiplied by a fraction, the numerator of which is the principal amount of the Notes outstanding (determined as of the close of business on the day immediately preceding the date notice of such Asset Sale Offer is mailed) and the denominator of which is the principal amount of the Notes outstanding plus the aggregate principal amount of Indebtedness under the Credit Agreement and the Specified Pari Passu Indebtedness outstanding (determined as of the close of business on the day immediately preceding the date notice of such Asset Sale Offer is mailed). If (x) no Indebtedness is outstanding in respect of or under the Credit Agreement or the Specified Pari Passu Indebtedness or (y) the holders of such Indebtedness entitled to receive payment elect not to receive the payments provided for in the previous sentence, or (z) the application of such Net Cash Proceeds results in the complete prepayment of such Indebtedness, then in each case any remaining portion of such Net Cash Proceeds will be required to be applied to an Asset Sale Offer to purchase the Notes.

    Upon surrender of this Note, the transfer of this Note is registrable by the registered holder hereof in person or by his attorney duly authorized in writing on the registry books of the Company at the office or agency to be maintained by the Company referred to on the face hereof, subject to the terms of the Indenture but without payment of any charge other than a sum sufficient to reimburse the Company for any tax or other governmental charge incident thereto. Upon any such registration of transfer, a new Note or Notes of authorized denomination or denominations, for the same aggregate principal amount, will be issued to the transferee in exchange herefor.

    Prior to due presentation for registration of transfer, the Company, the Trustee, any paying agent and any Note registrar may deem and treat the person in whose name this Note shall be registered upon the registry books of the Company as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of or on account of the principal hereof, premium, if any, Change of Control Purchase Price, Asset Sale Purchase Price and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Note registrar shall be affected by any notice to the contrary. All such payments shall be valid and effectual to satisfy and discharge the liability on this Note to the extent of the sum or sums so paid.

    No recourse shall be had for the payment of the principal of, premium, if any, Change of Control Purchase Price, Asset Sale Purchase Price or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

                              ASSIGNMENT FORM

               To assign this Note, fill in the form below:

                 I or we assign and transfer this Note to:

                            ------------------

                            ------------------

                         (Insert assignee's soc.
                           sec. or tax I.D. no.)








(Print or type assignee's name, address and zip code)

and irrevocably appoint



                                                                      agent

to transfer this Note on the books of the Company. The agent may substitute another to act for him.


Date:    ___________________ Your Signature:



           (Sign exactly as your name(s) appear(s) on the Note)

Signature Guarantee:     _____________________________________
                         (bank, trust company or member firm
                          of the New York Stock Exchange)

                   OPTION OF HOLDER TO ELECT PURCHASE


Upon an offer by the Company to purchase all or any part of this Note pursuant to Section 3.05 or 4.14 of the Indenture, please check the appropriate box below if you wish to elect to have all or any part of this Note so purchased.

                             Section 3.05___

                             Section 4.14___


    If you wish to have only part of this Note purchased by the Company pursuant to Section 3.05 or Section 4.14 of the Indenture, state the principal amount you elect to have purchased:

$___________________


Date:    _____________       Signature: ______________________

                                        ______________________

(Sign exactly as your name(s) appear(s) on the face of this Note)


     Signature Guarantee:   ___________________________________
          (bank, trust company or member firm
        of the New York Stock Exchange)

    AND WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee as in this Indenture provided, the valid, binding and legal obligations of the Company, and to constitute these presents a valid indenture and agreement according to its terms, have been done and performed, and the execution and delivery of this Indenture and the issuance hereunder of the Notes have in all respects been duly authorized, and the Company, in the exercise of the legal right and power vested in it, executes and delivers this Indenture and proposes to make, execute, issue and deliver the Notes;

    THEREFORE, in consideration of the premises and of the purchase and acceptance of the Notes by the holders thereof, the Company, each Subsidiary Guarantor and the Trustee each covenants and agrees, for the equal and proportionate benefit of the respective holders from time to time of the Notes, as follows:


ARTICLE ONE

                               DEFINITIONS


    SECTION 1.01.  Certain terms defined.  The terms defined in
                    ----------------------
this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires), for all purposes of this Indenture and of any indenture supplemental hereto, shall have the respective meanings specified in this Section 1.01. All other terms used in this Indenture which are defined in the Trust Indenture Act of 1939 (as defined herein) or which are by reference therein defined in the Securities Act of 1933 (as defined herein) (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as they were in force at the date of the execution and delivery of this Indenture.

    14 1/4% Senior Subordinated Notes:  The term "14 1/4% Senior
     ----------------------------------
Subordinated Notes" shall mean the Company's 14 1/4% Senior
Subordinated Notes Due 1995, as amended, which were retired in 1993 and are no longer outstanding as of the date of this Indenture.

    14 1/4% Senior Subordinated Note Indenture:  The term "14
     -------------------------------------------
1/4% Senior Subordinated Note Indenture" shall mean the 14 1/4% Senior Subordinated Note Indenture, dated as of December 21, 1989, among the Company, as issuer, the parties named therein as and, if applicable, thereafter becoming, subsidiary guarantors, and The Bank of New York, a New York banking corporation, as trustee, as amended or supplemented from time to time in accordance with the terms thereof.

    Affiliate:  The term "Affiliate" shall mean any other Person
     ----------
directly or indirectly controlling or controlled by or under direct or indirect common control with a specified Person; provided, however, that the term Affiliate shall not (other than
- --------  -------
for purposes of Section 3.07) include the Company, any Subsidiary of the Company or any Non-Affiliate Joint Venture of the Company so long as no Affiliate of the Company has any direct or indirect interest therein, except through the Company and/or its Subsidiaries and/or its Non-Affiliate Joint Ventures. For the purpose of this definition, control when used with respect to any
                            -------
specified Person means the possession of the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms controlling and controlled have
                            -----------     ----------
meanings correlative to the foregoing. The fact that an Affiliate of a Person is a partner of a law firm that renders services to such Person or its Affiliates does not (other than for purposes of Section 3.07) mean that the law firm is an Affiliate of such Person.

    AJI:  The term "AJI" shall mean Alpart Jamaica Inc., a
     ----
Delaware corporation, and its successors.

    Alpart:  The term "Alpart" shall mean Alumina Partners of
     -------
Jamaica, a Delaware general partnership, and its successors.

    Asset Sale:  The term "Asset Sale" shall mean any sale,
     -----------
transfer or other disposition (including, without limitation, dispositions pursuant to a merger, consolidation or sale and leaseback transaction) of any assets (other than cash or Cash Equivalents) on or after the date of the initial issuance of the Notes by the Company or any of its Subsidiaries to any Person other than the Company or any of its Subsidiaries or any Non-Affiliate Joint Venture; provided, however, that solely for the
                         --------  -------
purposes of the definition of Consolidated Cash Flow Available for Fixed Charges, the term Asset Sale shall exclude dispositions pursuant to a sale and leaseback transaction if the lease under such sale and leaseback transaction is required to be classified and accounted for as a Capitalized Lease Obligation; and provided, further, that the term Asset Sale shall not include a
- --------  -------
Refinancing Sale and Leaseback Transaction; and provided,
                                                --------
further, that the following sales, transfers or other
- -------
dispositions of assets shall not be an "Asset Sale" hereunder:

    (A) in the ordinary course of business of the Company and its Subsidiaries,

    (B) in a single transaction or group of related transactions, the gross proceeds of which (exclusive of indemnities) do not exceed $10,000,000 (such proceeds, to the extent non-cash, to be determined in good faith by the Board of Directors of the Company),

    (C) resulting from the creation, incurrence or assumption of (but not any foreclosure with respect to) any Lien not prohibited by Section 4.11,

    (D) in connection with any consolidation or merger of the Company or any Subsidiary Guarantor or sale of all or substantially all of the property of the Company or any Subsidiary Guarantor in compliance with the provisions of Article
Eleven, Section 15.03(a) or Section 15.03(b)(i) hereof, as the case may be,

    (E) by a Subsidiary to its stockholders not prohibited by this Indenture,

    (F) which are Restricted Investments or Restricted Payments permitted by Section 4.09, or

    (G) which consist of extensions, modifications, renewals or exchanges of Restricted Investments pursuant to clause (b) of the definition thereof, so long as neither the Company nor any of its Subsidiaries receives any cash proceeds as a result of such transaction.

    Attributable Debt:  The term "Attributable Debt" shall mean,
     ------------------
with respect to a Refinancing Sale and Leaseback Transaction, as of the date of consummation of such transaction, the greater of
(a) the Fair Market Value of the property subject to such Refinancing Sale and Leaseback Transaction and (b) the present value (discounted at the interest rate borne by the Notes, compounded semi-annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Refinancing Sale and Leaseback Transaction (including any period for which such lease has been extended).

    Bank:  The term "Bank" shall mean any of the financial
     -----
institutions that are, or from time to time become, lenders under the Credit Agreement.

    Bank Agent:  The term "Bank Agent" shall mean BankAmerica
     -----------
Business Credit, Inc., as agent under the Credit Agreement, and any successor agent appointed under the Credit Agreement or any agent under any agreement or agreements pursuant to which Indebtedness under the Credit Agreement has been Refinanced (or successively Refinanced) and as to whom the Company has notified the Trustee and the noteholders pursuant to the terms of this Indenture.

    Bank Guarantors:  The term "Bank Guarantors" shall mean each
     ----------------
of the following Persons, as long as such Person guarantees any Indebtedness under the Credit Agreement: Akron Holding Company, an Ohio corporation, Kaiser Aluminum & Chemical Investment, Inc., a Delaware corporation, Kaiser Aluminum Properties, Inc., a Delaware corporation, Kaiser Aluminum Technical Services, Inc., a California corporation, Oxnard Forge Die Company, Inc., a California corporation, Kaiser Aluminium International, Inc., a Delaware corporation, KAC, KFC, each of their respective successors, each Subsidiary Guarantor and each Non-Recourse Guarantor so long as such Non-Recourse Guarantor does not constitute a Subsidiary Guarantor and would not be required to become a Subsidiary Guarantor hereunder.

    Board of Directors:  The term "Board of Directors," when
     -------------------
used with reference to the Company, shall mean the Board of Directors of the Company, or the executive committee of the Board of Directors of the Company, or any other duly authorized committee of the Board of Directors of the Company.

    Board Resolution:  The term "Board Resolution" shall mean,
     -----------------
with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

    Business Day:  The term "Business Day" shall mean a day
     -------------
other than a Saturday, a Sunday or a day in The City of New York, New York, Houston, Texas or San Francisco, California on which banking institutions are authorized or obligated by law, regulation or executive order to be closed.

    Capital Stock:  The term "Capital Stock" shall mean, with
     --------------
respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of capital stock, partnership interests or other undivided ownership interests in such Person, and warrants, options and similar rights (other than debt securities convertible into capital stock) to acquire such capital stock, partnership interests or other undivided ownership interests in such Person.

    Capitalized Lease Obligations:  The term "Capitalized Lease
     ------------------------------
Obligations" shall mean, with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other agreement conveying the right to use) real or personal property, which obligations are required to be classified and accounted for as a capital lease obligation on a balance sheet of such Person under GAAP and, for purposes of this Indenture, the amount of such obligations at any date shall be the amount of the liability thereof at such date, determined in accordance with GAAP.

    CARIFA Financing:  The term "CARIFA Financing" shall mean
     -----------------
the $60,000,000 CBI Industrial Revenue Bonds, Caribbean Basin Projects Financing Authority CBI Industrial Revenue Bonds 1991 Series A and Series B (Alumina Partners of Jamaica Project) issued pursuant to that certain Bond Purchase Agreement dated as of December 1, 1991, among the Caribbean Basin Projects Financing Authority, Alumina Partners of Jamaica and PaineWebber Incorporated of Puerto Rico, and any letters of credit supporting such bonds.

    Cash Equivalents:  The term "Cash Equivalents" shall mean,
     -----------------
with respect to any Person:

    (A) Government Securities having maturities of not more than one year from the date of acquisition,

    (B) certificates of deposit of any commercial bank incorporated under the laws of the United States, or any state, territory or commonwealth thereof, of recognized standing having capital and unimpaired surplus in excess of $100,000,000 and whose short-term commercial paper rating at the time of acquisition is at least A-2 or the equivalent by Standard & Poor's Corporation or at least P-2 or the equivalent by Moody's Investors Services, Inc. (any such bank, an "Approved Bank"), which certificates of deposit have maturities of not more than one year from the date of acquisition,

    (C) repurchase obligations with a term of not more than 31 days for underlying securities of the types described in clauses
(A) , (B) and (D) of this definition entered into with any Approved Bank,

    (D) commercial paper or finance company paper issued by any Person incorporated under the laws of the United States, or any state thereof, and rated at least A-2 or the equivalent by Standard & Poor's Corporation or at least P-2 or the equivalent by Moody's Investors Services, Inc., and in each case maturing not more than one year from the date of acquisition, and

    (E) investments in money market funds that are registered under the Investment Company Act of 1940, which have net assets of at least $100,000,000 and at least 85% of whose assets consist of investments or other obligations of the type described in clauses (A) through (D) above.

    Center for Technology:  The term "Center for Technology"
     ----------------------
shall mean the Company's facilities located in Pleasanton, California.

    Commission:  The term "Commission" shall mean the United
     -----------
States Securities and Exchange Commission.

    Common Stock:  The term "Common Stock" shall mean the
     -------------
Company's common stock, par value $.01 per share, as it exists on the date of this Indenture.

    Company:  The term "Company" shall mean Kaiser Aluminum &
     --------
Chemical Corporation, a Delaware corporation, and, subject to the provisions of Article Eleven, shall also include its successors and assigns.

    Consolidated Amortization Expense:  The term "Consolidated
     ----------------------------------
Amortization Expense" shall mean, with respect to any Person for any period, the amortization expense (including without limitation goodwill, deferred financing charges and other intangible items) of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

    Consolidated Cash Flow Available for Fixed Charges:  The
     ---------------------------------------------------
term "Consolidated Cash Flow Available for Fixed Charges" shall mean (without duplication), with respect to any Person for any period, the sum of the amounts for such period of (i) Consolidated Net Income, (ii) Consolidated Fixed Charges, (iii) Consolidated Income Tax Expense (other than income taxes (including credits) with respect to items of Net Income not included in the definition of Consolidated Net Income), (iv) Consolidated Depreciation Expense, (v) Consolidated Amortization Expense and (vi) any other non-cash items reducing Consolidated Net Income, minus any non-cash items increasing Consolidated Net Income, all as determined on a consolidated basis for such Person and its Subsidiaries in accordance with GAAP; provided, however,
                                              --------  -------
that (x) if, during such period, such Person or any of its Subsidiaries shall have engaged in any Asset Sale, Consolidated Cash Flow Available for Fixed Charges of such Person and its Subsidiaries for such period shall be reduced by an amount equal to the Consolidated Cash Flow Available for Fixed Charges (if positive) directly attributable to the assets that are the subject of such Asset Sale for such period, or increased by an amount equal to the Consolidated Cash Flow Available for Fixed Charges (if negative) directly attributable to the assets that are the subject of such Asset Sale for such period and (y) if, during such period, such Person or any of its Subsidiaries shall have acquired any material assets out of the ordinary course of business, Consolidated Cash Flow Available for Fixed Charges shall be calculated on a pro forma basis as if such asset acquisition and related financing had occurred at the beginning of such period.

    Consolidated Depreciation Expense:  The term "Consolidated
     ----------------------------------
Depreciation Expense" shall mean, with respect to any Person for any period, the depreciation and depletion expense (including without limitation the amortization expense associated with Capitalized Lease Obligations) of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

    Consolidated Fixed Charge Coverage Ratio:  The term
     -----------------------------------------
"Consolidated Fixed Charge Coverage Ratio" shall mean, with respect to any Person as of the date of the transactions giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date"), the ratio of (i) the aggregate amount of Consolidated Cash Flow Available for Fixed Charges of such Person for the four fiscal quarters immediately prior to the Transaction Date for which financial information in respect thereof is available to (ii) the aggregate Consolidated Fixed Charges of such Person for the fiscal quarter in which the Transaction Date occurs and the three fiscal quarters immediately subsequent to such fiscal quarter to be accrued during such period (based upon the pro forma amount of Indebtedness to be outstanding on the Transaction Date), assuming for the purposes of this measurement that the interest rates on which floating interest rate obligations of such Person are based equal such rates in effect on the Transaction Date; provided, however, that
                                         --------  -------
if the Company or any of its Subsidiaries has incurred Interest Hedging Obligations which would have the effect of changing the interest rate on any Indebtedness for such four quarter period (or any portion thereof), the resulting rate shall be used for such four quarter period or portion thereof; and provided,
                                                 --------
further, that any Consolidated Fixed Charges with respect to
- -------
Indebtedness incurred or for which such Person otherwise becomes liable during the fiscal quarter in which the Transaction Date occurs shall be calculated as if such Indebtedness was so incurred on the first day of the fiscal quarter in which the Transaction Date occurs.

    Consolidated Fixed Charges:  The term "Consolidated Fixed
     ---------------------------
Charges" shall mean (without duplication), with respect to any Person for any period, the sum of:

    (i) the interest expense of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (less, to the extent included therein, (a) the portion of the interest expense required to be funded or economically borne by the Company's minority partners in the Company's joint ventures and (b) interest expense related to the PIK Note),

    (ii) all fees, commissions, discounts and other charges of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, with respect to letters of credit and bankers' acceptances and the costs (net of benefits) associated with Interest Hedging Obligations,

    (iii) the aggregate amount of dividends paid or other similar distributions made by such Person and its Subsidiaries during such period with respect to preferred stock (including preference stock) of such Person or its Subsidiaries determined on a consolidated basis in accordance with GAAP, and

    (iv) amortization or write-off of debt discount in connection with any Indebtedness of such Person and its Subsidiaries, determined on a consolidated basis in accordance with GAAP (excluding, to the extent otherwise included, (A) the amortization or write-off of any deferred financing costs in connection with the amendment or refinancing of the Credit Agreement and the Old Credit Agreement and/or the repurchase, defeasance or redemption of the 14 1/4% Senior Subordinated Notes and (B) the amortization or write-off of any debt discount and the premiums paid in excess of the principal amount in connection with the repurchase, defeasance or redemption of the 14 1/4% Senior Subordinated Notes).

    Consolidated Income Tax Expense:  The term "Consolidated
     --------------------------------
Income Tax Expense" shall mean (without duplication), with respect to any Person for any period, the aggregate of the income tax expense (net of applicable credits) of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

    Consolidated Net Income:  The term "Consolidated Net Income"
     ------------------------
shall mean, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period taken as a single accounting period, all as determined on a consolidated basis in accordance with GAAP, excluding (in each case to the extent otherwise included):

    (i) extraordinary gains but not extraordinary losses and excluding gains from extinguishment of debt,

    (ii) the Net Income of any Person that is not a Subsidiary of such Person or that is accounted for on the equity method of accounting, except to the extent of the amount of dividends or other distributions (other than dividends or distributions of Capital Stock) actually paid to such Person or any of its Subsidiaries by such other Person during such period,

    (iii) except to the extent included by clause (ii), the Net Income of any Person accrued prior to the date it becomes a Subsidiary of such Person or is merged into or consolidated with such Person or any of its Subsidiaries or that Person's assets are acquired by such Person or any of its Subsidiaries,

    (iv) the Net Income of any Subsidiary of such Person during such period (A) to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such Net Income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or (B) in the case of a foreign Subsidiary or a Subsidiary with significant foreign source income, to the extent such Net Income has not been distributed to such Person and such distribution would result in a material tax liability not otherwise deducted from the calculation of Consolidated Net Income whether or not such deduction is required by GAAP,

    (v) net after tax gains from Asset Sales (but not excluding the net after tax losses from Asset Sales) and

    (vi)  interest income arising from the Existing Intercompany
Note, except to the extent such interest income is actually received by the Company in cash;

provided, however, that:
- --------  -------

    (1) in determining Consolidated Net Income with respect to the Company there shall be disregarded (a) any charge with respect to premiums paid in excess of the principal amount in connection with the repurchase, defeasance or redemption of the 14 1/4% Senior Subordinated Notes and (b) the amortization or write-off of any unamortized deferred financing costs and debt discount (other than original issue discount with respect to Indebtedness Incurred after the date hereof) in connection with the amendment or refinancing of the Credit Agreement and the Old Credit Agreement and/or the repurchase, defeasance or redemption of the 14 1/4% Senior Subordinated Notes, and

    (2) the Net Income of each of the Specified Parties otherwise included in the Consolidated Net Income of the Company shall not be subject to any of the limitations contained in clauses (ii) and (iv)(B) of this definition so long as the Company's cash management and intercompany practices with respect to such entity, as the case may be, for such period are consistent with past practice.

    Consolidated Net Worth:  The term "Consolidated Net Worth"
     -----------------------
shall mean, with respect to any Person as of any date, the total stockholders' equity of such Person as of such date plus the amount of Indebtedness outstanding under the PIK Note as of such date, less, to the extent otherwise included, amounts attributable to Redeemable Stock and, in the case of the Company, the amount attributable to the Existing Intercompany Note, in each case determined on a consolidated basis in accordance with GAAP; provided, however, that in determining Consolidated Net
      --------  -------
Worth with respect to the Company there shall be disregarded:

    (i) any charge with respect to premiums paid in excess of the principal amount in connection with the repurchase, defeasance or redemption of the 14 1/4% Senior Subordinated Notes and

    (ii) the amortization or write-off of any unamortized deferred financing costs or debt discount (other than original issue discount with respect to Indebtedness Incurred after the date hereof) in connection with the amendment or refinancing of the Credit Agreement and the Old Credit Agreement and/or the repurchase, defeasance or redemption of the 14 1/4% Senior Subordinated Notes.

    Credit Agreement:  The term "Credit Agreement" shall mean
     -----------------
that certain Credit Agreement, dated as of February 15, 1994, among the Company, KAC, the financial institutions that are, or from time to time become, parties thereto, BankAmerica Business Credit, Inc., as agent, including all related notes, collateral documents and guarantees, and any agreement (including all related notes, collateral documents and guarantees) pursuant to which Indebtedness thereunder has been Refinanced (or successively Refinanced), in each case as any of the same has been or may be amended, supplemented, restated, restructured or otherwise modified from time to time (in each case, in whole or in part).

    Currency Hedging Obligation:  The term "Currency Hedging
     ----------------------------
Obligation" with respect to any Person shall mean the monetary obligations of such Person pursuant to any foreign exchange contract, currency swap agreement, option or futures contract, forward contract or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in currency values.

    Defaulting Equity Owner:  The term "Defaulting Equity Owner"
     ------------------------
shall mean, with respect to any Permitted Entity, any Equity
Owner who causes an Equity Owner Default.

    Equity Owner:  The term "Equity Owner" shall mean, with
     -------------
respect to any Permitted Entity, any holder of an Ownership
Interest in such Permitted Entity.

    Equity Owner Default:  The term "Equity Owner Default" shall
     ---------------------
mean, with respect to any issuance of Permitted Entity Securities to the Equity Owners of a Permitted Entity, the failure by one or more of such Equity Owners to acquire such Permitted Entity Securities in an amount corresponding to at least its Ownership Interest of such Permitted Entity and, as a result thereof, such Equity Owner

becomes subject to, directly or indirectly, a dilution of its interest in the future net income of such Permitted Entity and/or a penalty pursuant to the terms of the governing documents of such Permitted Entity.

    Event of Default:  The term "Event of Default" shall mean
     -----------------
any event specified in Section 6.01, continued for the period of time, if any, and after the giving of notice, if any, therein designated.

    Exchange Act:  The term "Exchange Act" shall mean the
     -------------
Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Securities and Exchange Commission thereunder.

    Existing Intercompany Note:  The term "Existing Intercompany
     ---------------------------
Note" shall mean the Non-Negotiable Intercompany Note, dated
December 21, 1989, issued by KAC to the Company in an initial principal amount of $818,585,280, as such Non-Negotiable
Intercompany Note may be amended.

    Fair Market Value:  The term "Fair Market Value" shall mean,
     ------------------
with respect to any property other than cash, the fair market value of such property as determined in good faith by the Board of Directors of the Company, whose determination shall be evidenced by a Board Resolution; provided, however, that, in the
                                 --------  -------
event the Company makes a payment in the form of or otherwise transfers property other than cash to, or receives property other than cash from, an Affiliate in an amount in excess of $10,000,000, the Company, in addition, shall have received an opinion from an independent investment banking firm of national standing selected by the Company to the effect that the Board of Director's determination of fair market value is fair.

    GAAP:  The term "GAAP" shall mean generally accepted
     -----
accounting principles as in effect on December 31, 1992, and used in the preparation of the Company's consolidated balance sheet at such date and the Company's statements of consolidated income and cash flows for the year then ended, but in any event (i) giving effect to, but excluding the effect of any one-time charge related to the implementation of, Statement of Financial Accounting Standards No. 106 (Employers' Accounting for Postretirement Benefits Other Than Pensions) and (ii) giving effect to Statement of Financial Accounting Standards No. 109 (Accounting for Income Taxes).

    Government Securities:  The term "Government Securities"
     ----------------------
shall mean direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States of America is pledged.

    Guarantee:  The term "Guarantee" shall mean, with respect to
     ----------
any Subsidiary Guarantor, the guarantee of such Subsidiary
Guarantor set forth in Article Fifteen.

    Improvements:   The term "Improvements" shall mean any
     -------------
accessories, accessions, additions, attachments, substitutions, replacements, improvements, parts and other property now or hereafter affixed to any U.S. Fixed Assets or used in connection therewith.

    Indebtedness:  The term "Indebtedness" shall mean, with
     -------------
respect to any Person at any date, any of the following (without duplication):

    (a) the principal amount of all obligations (unconditional or contingent) of such Person for borrowed money (whether or not recourse is to the whole of the assets of such person or only to a portion thereof) and the principal amount of all obligations (unconditional or contingent) of such Person evidenced by debentures, notes or other similar instruments (including, without limitation, reimbursement obligations with respect to letters of credit and bankers' acceptances);

    (b) all obligations of such Person to pay the deferred purchase price of property or services, except (x) accounts payable and other current liabilities arising in the ordinary course of business and (y) compensation, pension obligations and other obligations arising from employee benefits and employee arrangements;

    (c)  Capitalized Lease Obligations of such Person;

    (d) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed or guaranteed by such Person;

    (e) preferred stock (including preference stock) that is Redeemable Stock (the amount of the Indebtedness in respect of such preferred stock to be equal to the aggregate liquidation value thereof);

    (f)  all Indebtedness of others guaranteed by such Person;

    (g) pension obligations and other similar obligations arising from employee benefits, to the extent unfunded and assumed by such Person after the date of the initial issuance of the Notes in the acquisition, by such Person, of the assets or Capital Stock of another Person ("Assumed Pension Obligations"); and

    (h)  all obligations under Refinancing Sale and Leaseback
    Transactions;

and the amounts thereof shall be the outstanding balance of any such unconditional obligations as described in clauses (a) through (f) (other than clause (d)), and the maximum liability of any such contingent obligations at such date (other than with respect to clause (d)) and, in the case of clause (d), the lesser of the fair market value at such date of any asset subject to any Lien securing the Indebtedness of others and the amount of the Indebtedness secured and, in the case of clause (g), the amount of Assumed Pension Obligations shall be the amount determined by the Company in good faith as evidenced by a certificate of the Chief Financial Officer of the Company delivered to the Trustee and, in the case of clause (h), the Attributable Debt with respect to such Refinancing Sale and Leaseback Transactions; provided, however, that Indebtedness shall not include:
- --------  -------

    (A) the obligations of such Person and/or any of its Subsidiaries to purchase or sell goods, services or technology utilized in their bauxite, aluminum and alumina business and related extensions thereof, including on a take-or-pay basis, pursuant to agreements entered into in the ordinary course of business consistent with past practice, or to fund or guarantee the obligations of National Refractories & Minerals Corporation or any of its Affiliates in an aggregate principal amount at any time outstanding not exceeding $7,500,000;

    (B) obligations of such Person arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided that such obligations are
                    --------
extinguished within two Business Days of their incurrence (or, in the case of foreign overdrafts, within five Business Days of their incurrence) unless covered by an overdraft credit line;

    (C) obligations of such Person resulting from the endorsement of negotiable instruments for collection in the ordinary course of business;

    (D) Indebtedness consisting of letters of credit to the extent collateralized by cash or Cash Equivalents; and

    (E) Liens on assets of KAAC granted to secure Indebtedness of QAL, provided that such Liens are (i) in existence on the date
        --------
of this Indenture, (ii) similar in all material respects to Liens in existence on the date of this Indenture or (iii) not on assets consisting of cash, Cash Equivalents or fixed assets and such assets are used or to be used in connection with the business of QAL.

    Indenture:  The term "Indenture" shall mean this instrument
     ----------
as originally executed, or, if amended or supplemented as herein provided, as so amended or supplemented.

    Interest Hedging Obligation:  The term "Interest Hedging
     ----------------------------
Obligation" with respect to any Person shall mean the monetary obligations of such Person pursuant to any interest rate swap agreement, interest rate collar agreement, interest rate cap agreement, options or futures contract, forward contract or other agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in interest rates.

    KAAC:  The term "KAAC" shall mean Kaiser Alumina Australia
     -----
Corporation, a Delaware corporation, and its successors.

    KAC:  The term "KAC" shall mean Kaiser Aluminum Corporation,
     ----
a Delaware corporation, and its successors.

    KFC:  The term "KFC" shall mean Kaiser Finance Corporation,
     ----
a Delaware corporation, and its successors.

    KJC:  The term "KJC" shall mean Kaiser Jamaica Corporation,
     ----
a Delaware corporation, and its successors.

    Lien:  The term "Lien" shall mean, with respect to any asset
     -----
of any Person, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

    Maximum Secured Amount:  The term "Maximum Secured Amount"
     -----------------------
shall mean, at any time (i) $300,000,000, plus (ii) Net

                                          ----
Betterments at such time, plus (iii) the outstanding amount of
                          ----
Indebtedness relating to the CARIFA Financing secured by a Lien on Permitted Collateral, but in no event more than $43,000,000, minus (iv) in the event of a sale of Permitted Collateral which
- -----
is subject to a Lien permitted by clause (i) of Section 4.11(b) of this Indenture, the amount, if any, of the net proceeds thereof required to be applied to a permanent repayment or commitment reduction in respect of the Indebtedness secured by such Lien, minus (v) in the event of the Refinancing of any
           -----
Indebtedness secured by a Lien permitted by clause (i) of Section 4.11(b), the lesser of (A) the amount of Indebtedness, if any, not secured by Permitted Collateral which Refinances, in whole or in part, such Indebtedness secured by a Lien permitted by clause (i) of Section 4.11(b) of this Indenture and (B) the amount, if any, by which the Maximum Secured Amount immediately prior to such Refinancing, in whole or in part, of such Indebtedness secured by a Lien permitted by clause (i) of
Section 4.11(b) of this Indenture exceeds the aggregate amount of Indebtedness which is secured by a Lien on Permitted Collateral permitted by clause (i) or clause (viii)(a) of Section 4.11(b) of this Indenture after giving effect to such Refinancing.

    MAXXAM:  The term "MAXXAM" shall mean MAXXAM Inc., a
     -------
Delaware corporation, and its successors.

    Net Betterments:  The term "Net Betterments" shall mean the
     ----------------
amount, if any, by which capital expenditures (determined in accordance with GAAP) by the Company or any of its Subsidiaries in respect of the Permitted Collateral on a cumulative basis for the period from the date hereof through the date of determination exceeds depreciation (determined in accordance with GAAP) in respect of the Permitted Collateral on a cumulative basis for such period (provided, however, that with respect to any
             --------  -------
Permitted Collateral existing at the time of the merger of a subsidiary of MAXXAM with and into KAC on October 28, 1988 (the "Merger"), the depreciation shall be the historical depreciation before adjustments to reflect the acquisition of the Company in the Merger), but in no event less than zero, provided, that in
                                             --------
the event any Permitted Collateral ceases to constitute Permitted Collateral in accordance with the definition thereof, only the amount of Net Betterments in respect of such Permitted Collateral at such time shall be included in any subsequent calculation of Net Betterments and provided, further, that (a) Improvements
                    --------  -------
which are subject to a Lien permitted by clause (iv), (v) or (vi) of Section 4.11(b) and (b) U.S. Fixed Assets to the extent subject to a Lien permitted by clause (ix) of Section 4.11(b) shall not be included in the determination of Net Betterments.

    Net Cash Proceeds:  The term "Net Cash Proceeds" shall mean
     ------------------
cash payments received (but if received in a currency other than United States dollars, such payments shall not be deemed received until the earliest time at which such currency is, or could freely be, converted into United States dollars) by or on behalf of the Company and/or any of its Subsidiaries (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise or the cash realization of any non-cash proceeds of any Asset Sale, but, in each case, only as and when, and to the extent, received) from an Asset Sale, in each case and without duplication, net of:

    (i) all legal, title and recording tax expenses, commissions, consulting fees, investment banking, broker's and accounting fees and expenses and fees and expenses incurred in obtaining regulatory approvals in connection with such Asset
Sale,

    (ii) the amounts of (A) any repayments of debt secured, directly or indirectly, by Liens on the assets which are the subject of such Asset Sale or (B) any repayments of debt associated with such assets which is due by reason of such Asset Sale (i.e., such disposition is permitted by the terms of the

      ----
instruments evidencing or applicable to such debt, or by the terms of a consent granted thereunder, on the condition that the proceeds (or portion thereof) of such disposition be applied to such debt), provided, that this clause (B) shall not apply with
            --------
respect to any U.S. Fixed Assets which do not constitute Permitted Collateral, and, in the case of clauses (A) and (B), other fees, expenses and other expenditures, in each case, reasonably incurred as a consequence of such repayment of debt (whether or not such fees, expenses or expenditures are then due and payable or made, as the case may be),

    (iii) all amounts deemed appropriate by the Company (as evidenced by a signed certificate of the Chief Financial Officer of the Company delivered to the Trustee) to be provided as a reserve, in accordance with GAAP ("GAAP Reserves"), against any liabilities associated with such assets which are the subject of such Asset Sale,

    (iv)  all foreign, federal, state and local taxes payable
(including taxes reasonably estimated to be payable) in connection with or as a result of such Asset Sale, and

    (v) with respect to Asset Sales by Subsidiaries of the Company, the portion of such cash payments attributable to Persons holding a minority interest in such Subsidiary;

provided, in each such case, that such fees and expenses and
- --------
other amounts are not payable to an Affiliate of the Company (except for amounts payable pursuant to the Tax Sharing Agreements), and provided, further, that required redemptions of
                 --------  -------
existing preferred stock (including preference stock) of the Company outstanding on the date hereof or issued pursuant to collective bargaining arrangements and related employee benefit arrangements in effect on the date hereof, in each case, from Persons other than Affiliates of the Company, shall be deemed to be a fee, expense or other expenditure of such Asset Sale.

Notwithstanding the foregoing, Net Cash Proceeds shall not include proceeds received in a foreign jurisdiction from an Asset
Sale of an asset located outside the United States to the extent:

    (i) such proceeds cannot under applicable law be transferred to the United States or

    (ii) such transfer would result (in the good faith determination of the Board of Directors of the Company set forth in a Board Resolution) in a foreign tax liability that would be materially greater than if such Asset Sale occurred in the United
States;

provided that if, as, and to the extent that any of such proceeds
- --------
may lawfully be (in the case of clause (i)) or are (in the case of clause (ii)) transferred to the United States, such proceeds shall be deemed to be cash payments that are subject to the terms of this definition of Net Cash Proceeds. Subject to the provisions of the next preceding sentence, Net Cash Proceeds shall also include:

    (i) cash distributions actually received by or on behalf of the Company or any of its Subsidiaries from any Non-Affiliate Joint Venture of the Company representing the proceeds of a transaction by such Non-Affiliate Joint Venture that would constitute an Asset Sale if such Non-Affiliate Joint Venture were a Subsidiary of the Company and

    (ii) the amount of any reversal of GAAP Reserves (but only as and when, and to the extent, reversed) which amount is otherwise a deduction from Net Cash Proceeds.

    Net Income:  The term "Net Income" shall mean, with respect
     -----------
to any Person for any period, the net income (loss) of such Person for such period determined in accordance with GAAP.

    Non-Affiliate Joint Venture:  The term "Non-Affiliate Joint
     ----------------------------
Venture" shall mean any joint venture, partnership or other Person (other than the Company or a Subsidiary of the Company) in which the Company and/or its Subsidiaries have an ownership interest equal to or greater than 5% and in which no Affiliate of the Company has a direct or an indirect ownership interest other than by virtue of the direct or indirect ownership interest in such Non-Affiliate Joint Venture held (in the aggregate) by the Company and/or one or more of its Subsidiaries, provided that
                                                --------
such Non-Affiliate Joint Venture is engaged in one or more of the lines of business in which the Company or its Subsidiaries or its Non-Affiliate Joint Ventures are engaged in as of the date of this Indenture or reasonably related extensions of such lines.

    Non-Defaulting Equity Owner:  The term "Non-Defaulting
     ----------------------------
Equity Owner" shall mean, with respect to any Permitted Entity, any Equity Owner that is not a Defaulting Equity Owner.

    Non-Recourse Guarantor:  The term "Non-Recourse Guarantor"
     -----------------------
shall mean a Subsidiary of the Company that guarantees any Indebtedness under the Credit Agreement, provided that such
                                         --------
guarantee is non-recourse to the assets of such Subsidiary other than to intercompany Indebtedness owed, or from time to time owing, by the Company to such Subsidiary, and all monetary proceeds therefrom.

    Note or Notes; outstanding:  The terms "Note" or "Notes"
     ---------------------------
shall mean any Note or Notes, as the case may be, authenticated and delivered under this Indenture.

    The term "outstanding," when used with reference to Notes, shall, subject to the provisions of Section 8.04, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except

    (a) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

    (b) Notes, or portions thereof, for which the payment of principal, interest, any redemption price, any Change of Control Purchase Price or any Asset Sale Purchase Price in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own paying agent), provided that such Notes
                                    --------
shall have reached their stated maturity or, if such Notes are to be or may be redeemed or purchased prior to the maturity thereof, notice of such redemption or purchase shall have been given as in Article Three provided, or provision satisfactory to the Trustee shall have been made for giving such notice; and

    (c) Notes in lieu of or in substitution for which other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.07, unless proof satisfactory to the Trustee is presented that any such Notes are held by bona fide holders in due course.

    Noteholder; registered holder:  The terms "noteholder,"
     ------------------------------
"holder of Notes," "registered holder" or other similar term shall mean any person who shall at the time be the registered holder of any Note or Notes on the registry books of the Company kept for that purpose in accordance with the provisions of this Indenture.

    Officers' Certificate:  The term "Officers' Certificate"
     ----------------------
shall mean a certificate of the Company signed on behalf of the Company by the Chairman of the Board, the President or any Vice President and by the Chief Financial Officer, the Controller, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company. Each such certificate shall include the statements provided for in Section 14.05 if and to the extent required by the provisions thereof.

    Old Credit Agreement:  The term "Old Credit Agreement" shall
     ---------------------
mean that certain Credit Agreement, dated as of December 13, 1989, among the Company, KAC, the financial institutions party thereto, Bank of America National Trust and Savings Association, as agent, and Mellon Bank, N.A., as collateral agent, which was replaced by the Credit Agreement.

    Opinion of Counsel:  The term "Opinion of Counsel" shall
     -------------------
mean an opinion in writing signed by legal counsel, who may be an employee of, or of counsel to, the Company and who shall be reasonably satisfactory to the Trustee. Each such opinion shall include the statements provided for in Section 14.05 if and to the extent required by the provisions thereof.

    Ownership Interest:  The term "Ownership Interest" shall
     -------------------
mean, with respect to any Equity Owner of a Permitted Entity at the time of the determination thereof, the proportion held at such time by such Equity Owner of the outstanding Permitted Entity Securities of such Permitted Entity that are last entitled to payment upon liquidation or dissolution as provided in the governing instruments of such Permitted Entity or pursuant to an agreement among the Equity Owners of such Permitted Entity.

    Permitted Collateral:  The term "Permitted Collateral" shall
     ---------------------
mean real property (as set forth in Schedule B hereto), plant and equipment of the Company or any of its Subsidiaries located in the United States of America which, as of the date of issuance of the Notes, secures Indebtedness under the Credit Agreement (whether or not the Liens on such real property, plant or equipment are perfected at such time), together with any Improvements thereto or thereon, any real property that is contiguous to or structurally related to such real property (the "Contiguous Property") and any real property, plant or equipment, whether owned on the date of the issuance of the Notes or thereafter acquired, located or used at any time after the date of issuance of the Notes at a facility (other than the Company's Gramercy alumina refinery) owned, leased, occupied or used by the Company or any of its Subsidiaries as of the date of issuance of the Notes or on any Contiguous Property, and any proceeds thereof, provided, that notwithstanding anything to the contrary
         --------
contained in this Indenture, any Permitted Collateral which is released from all Liens thereon securing Indebtedness and which does not become subject to a new Lien within 60 days of such release securing Indebtedness which Refinances any of the Indebtedness (in whole or in part) previously secured by such Permitted Collateral shall not thereafter constitute "Permitted Collateral" under the Indenture.

    Permitted Dividend Encumbrance: The term "Permitted Dividend
     -------------------------------
Encumbrance" shall mean, with respect to any Person, any consensual encumbrances or restrictions on the ability of such Person to pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness owed to the Company or any Subsidiaries of the Company (or, in the case of a Permitted Entity, to its Equity Owners) or to make loans or advances or transfer any of its assets to the Company or any Subsidiary of the Company (or, in the case of a Permitted Entity, to its Equity Owners) existing under or by reason of any of:

    (i)  this Indenture;

    (ii)  Indebtedness permitted under Section 4.10(b)(ii);

    (iii) Indebtedness or other obligations in existence on the date of this Indenture and customary rights of first refusal with respect to the Company's and its Subsidiaries' interests in their respective Subsidiaries, Non-Affiliate Joint Ventures and
Permitted Entities;

    (iv) applicable law and agreements with foreign governments with respect to assets located in their jurisdictions;

    (v) (A) customary provisions restricting (i) the subletting or assignment of any lease or (ii) the transfer of copyrighted or patented materials, (B) provisions in agreements that restrict the assignment of such agreements or rights thereunder or (C) provisions of a customary nature contained in the terms of Capital Stock restricting the payment of dividends and the making of distributions on Capital Stock;

    (vi) Indebtedness or other obligations of any other Person acquired (whether pursuant to a purchase of stock or assets) (including any Non-Affiliate Joint Venture of the Company or Permitted Entity that becomes a Subsidiary of the Company) or applicable to any assets at the time such Person or assets were acquired by the Company, its Subsidiaries or a Permitted Entity, in each case which Indebtedness and obligations (A) were not created in anticipation of such acquired Person becoming a Subsidiary of the Company or a Permitted Entity, as the case may be, or such assets being acquired by the Company, its Subsidiaries or such Permitted Entity, as the case may be, and
(B) which encumbrances and restrictions are not applicable to any Person or the property or assets of any Person other than the Person or the property or assets of the Person so acquired (including the Capital Stock of such Person) or any newly organized entity formed to effect such acquisition and, in each case, the monetary proceeds thereof;

    (vii) encumbrances and restrictions with respect to such Person imposed in connection with an agreement for the sale or disposition of such Person or its assets;

    (viii) encumbrances and restrictions applicable only to (A) Alpart and its assets and Capital Stock with respect to Indebtedness permitted to be Incurred by Alpart pursuant to
Section 4.10(a), (B) Alpart, KJC and AJI and their respective assets and Capital Stock with respect to Indebtedness permitted to be Incurred pursuant to Section 4.10(b)(iii), (C) KAAC and its assets and Capital Stock with respect to Indebtedness permitted to be Incurred pursuant to Section 4.10(b)(iv) and (D) the Person that Incurred such Indebtedness and such Person's assets and Capital Stock with respect to Indebtedness permitted to be Incurred pursuant to Section 4.10(b)(viii) or (ix); in each case provided, that the Board of Directors of the Company has
- --------
determined in good faith that such encumbrances and restrictions would not singly or in the aggregate have a materially adverse effect on the holders of the Notes;

    (ix) Indebtedness of a Person that was a Subsidiary at the time of Incurrence and the Incurrence of which Indebtedness is permitted by Section 4.10, provided that such encumbrances and
                           --------
restrictions apply only to such Subsidiary and its assets, and provided, further, that the Board of Directors of the Company has
- --------  -------
determined in good faith, at the time of creation of each such encumbrance or restriction, that such encumbrances and restrictions would not singly or in the aggregate have a materially adverse effect on the holders of the Notes;

    (x) the subordination of (A) any Indebtedness owed by the Company or any of its Subsidiaries to the Company or any other Subsidiary to (B) any other Indebtedness of the Company or any of its Subsidiaries, provided (A) such other Indebtedness is
                  --------
permitted under this Indenture and (B) the Board of Directors of the Company has determined in good faith, at the time of creation of each such encumbrance or restriction, that such encumbrances and restrictions would not singly or in the aggregate have a materially adverse effect on the holders of the Notes;

    (xi) the subordination of (A) any Indebtedness owed by a Permitted Entity to its Equity Owners or any other Person to (B) any other Indebtedness of such Permitted Entity, provided (I)
                                                 --------
such other Indebtedness, at the time of the Incurrence thereof, is permitted by the definition of Permitted Entity and (II) the Board of Directors of the Company has determined in good faith, at the time of creation of each such encumbrance or restriction, that such encumbrances and restrictions would not singly or in the aggregate have a materially adverse effect on the holders of the Notes;

    (xii) Refinancing Indebtedness that is otherwise permitted in connection with any Refinanced Indebtedness, provided that, in
                                                --------
the case of all Refinancing Indebtedness other than Refinancing Indebtedness Incurred with respect to Indebtedness permitted under Section 4.10(b)(ii), any such encumbrances or restrictions shall not be materially less favorable to the holders of the Notes; and

    (xiii)  the sale or other disposition of property subject to a Lien securing Indebtedness, provided that such Lien and such
                              --------
Indebtedness are otherwise permitted by this Indenture.

    Permitted Entity:  The term "Permitted Entity" shall mean
     -----------------
any Person (other than a Subsidiary Guarantor) designated as such by a Board Resolution and as to which:

    (i)  the Company, any Subsidiary Guarantor or any Permitted
Entity own all or a portion of the Permitted Entity Securities of such Person;

    (ii) no more than 10 unaffiliated Equity Owners own of record any Permitted Entity Securities of such Person;

    (iii) at all times, each Equity Owner owns a proportion of each class of Permitted Entity Securities of such Person outstanding equal to such Equity Owner's Ownership Interest at such time, other than as a result of an Equity Owner Default;

    (iv) no Indebtedness or preferred stock (including preference stock) is or has been Incurred by such Person that is outstanding other than (x) Permitted Entity Securities held by Equity Owners and/or (y) if such Person is a Subsidiary of the Company, Indebtedness permitted to be Incurred by such Subsidiary at the time of the Incurrence thereof under Sections 4.10(b)(v) and 4.10(b)(xiii);

    (v) there exist no consensual encumbrances or restrictions on the ability of such Person to (x) pay dividends or make any other distributions to its Non-Defaulting Equity Owners or (y) make loans or advances or transfer any of its assets to its Non-Defaulting Equity Owners, in each case other than Permitted Dividend Encumbrances of such Permitted Entity;

    (vi) the Company, any Subsidiary Guarantor or any Permitted Entity has the right at any time (whether by agreement, operation of law or otherwise) to (A) require the Permitted Entity that it owns an Ownership Interest in to dissolve, liquidate or wind up its affairs (subject to any right of the other Equity Owners and/or such Permitted Entity to acquire all of the Permitted Entity Securities owned by such Equity Owner) and, subject to applicable law, to distribute its remaining assets to its Equity Owners after payment to creditors or (B) have all of the Permitted Entity Securities that it owns purchased by such Permitted Entity and/or other Equity Owners; and

    (vii) the business engaged by such Person is one in which the Company or its Subsidiaries or its Non-Affiliate Joint
Ventures were engaged on the date of this Indenture or reasonably related thereto or is the business of holding or disposing of Permitted Entity Securities.

    Permitted Entity Securities:  The term "Permitted Entity
     ----------------------------
Securities" shall mean, with respect to any Permitted Entity, any Capital Stock or Indebtedness (whether or not a security) of such Permitted Entity, other than Indebtedness permitted to be Incurred by such Permitted Entity pursuant to clause (iv)(y) of the definition of Permitted Entity, but in any event including Permitted Indebtedness described in clause (b) of the definition thereof.

    Permitted Indebtedness:  The term "Permitted Indebtedness"
     -----------------------
shall mean:

    (a) Indebtedness and preferred stock (including preference stock) of the Company and its Subsidiaries existing on the date of this Indenture, including, but not limited to, the Subordinated Notes;

    (b) Indebtedness (including Redeemable Stock) owed or issued by the Company to a Subsidiary or owed or issued by a Subsidiary to the Company, any other Subsidiary of the Company or to any other holder of Capital Stock of such Subsidiary in proportion to such holder's ownership interest in such Subsidiary;

    (c) Indebtedness and preferred stock (including preference stock) of a Permitted Entity to the extent not prohibited by clause (iii) or clause (iv)(x) of the definition thereof;

    (d) Indebtedness of the Company and its Subsidiaries by reason of entering into indemnification agreements and guarantees in connection with the disposition of assets, provided that the
                                              --------
Indebtedness
with respect to such indemnification agreements and guarantees shall be limited to the amount of the net proceeds of such disposition;

    (e) guarantees, letters of credit and indemnity agreements relating to performance and surety bonds incurred in the ordinary course of business;

    (f) Indebtedness of a Subsidiary of the Company (including undrawn amounts under lines of credit that are subsequently drawn upon) issued, assumed or guaranteed by such Subsidiary prior to the date upon which such Subsidiary becomes a Subsidiary of the Company (excluding Indebtedness incurred by such entity in connection with, or in contemplation of, its becoming a Subsidiary of the Company), provided that such Indebtedness and
                            --------
the holders thereof do not, at any time, have direct or indirect recourse to any property or assets of the Company and its Subsidiaries other than the property and assets of such acquired entity and its Subsidiaries, including the Capital Stock thereof, or any newly organized entity formed to effect such acquisition, and, in each case, the monetary proceeds thereof;

    (g) Indebtedness incurred by the Company in connection with the purchase, redemption, retirement or other acquisition by the Company of the USWA Preferred Stock outstanding on the date hereof (plus additional shares of such USWA Preferred Stock issued as dividends thereon or on such shares issued as dividends);

    (h) Indebtedness of the Company and its captive wholly owned insurance Subsidiaries in respect of letters of credit in an aggregate amount not to exceed at any one time outstanding $20,000,000 issued for the account of the Company or such Subsidiaries in support of certain self-insurance and reinsurance obligations entered into from time to time by the Company or such captive wholly owned insurance Subsidiaries of the Company;

    (i) Indebtedness consisting of industrial revenue bonds and related indemnity agreements; and

    (j) prior to the merger of the Company and KAC, Indebtedness in respect of the Preferred Dividend Intercompany
Notes.

    Person:  The term "Person" shall mean any individual,
     -------
corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

    PIK Note:  The term "PIK Note" shall mean that certain PIK
     ---------
Note issued by the Company to a subsidiary of MAXXAM on December 15, 1992, in the principal amount of $2.5 million, bearing interest at a rate equal to 12% per annum and due on June 30, 1995.

    Preferred Dividend Intercompany Notes:  The term "Preferred
     --------------------------------------
Dividend Intercompany Notes" shall mean (i) the intercompany note in respect of the Series A Shares, (ii) the intercompany note in respect of the PRIDES and (iii) any other intercompany note representing a loan by KAC to the Company from the proceeds of an offering of preferred stock by KAC which loan shall have a term not in excess of five years from the date of issuance and shall be in an amount equal to the aggregate dividends scheduled to accrue on such preferred stock during the term thereof and payable at approximately the same times and in approximately the same amounts as such dividends are payable, provided, that
                                            --------
(a) the aggregate amount of all such intercompany notes referred to in this clause (iii) shall not exceed $50,000,000 at any one time outstanding and (b) the remaining net proceeds from such preferred stock offering shall have been used by KAC to make a capital contribution to (or to purchase common stock of) the Company.

    Preferred Stock ($100):  The term "Preferred Stock ($100)"
     -----------------------
shall mean the Company's 4 % Preference Stock, par value $100 per share, 4 % Preference Stock (1957 Series), par value $100 per share, 4 % Preference Stock (1959 Series), par value $100 per share, and 4 % Preference Stock (1966 Series), par value $100 per share.

    Principal; principal amount:  The terms "principal" or
     ----------------------------
"principal amount" of a Note shall mean the principal amount of such Note as set forth on the face of such Note.

    Prospectus:  The term "Prospectus" shall mean that certain
     -----------
prospectus dated February 10, 1994, relating to the offering by the Company of the Notes.

    QAL:  The term "QAL" shall mean Queensland Alumina Limited,
     ----
a Queensland, Australia corporation, and its successors.

    Redeemable Stock:  The term "Redeemable Stock" shall mean,
     -----------------
with respect to any Person, any preferred Capital Stock of such Person, that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, in whole or in part, pursuant to a sinking fund obligation or otherwise, or, at the option of the holder thereof, is redeemable in whole or in part, or is exchangeable into a security of a Person other than the issuer of such Capital Stock that is owned by such Person or its Subsidiaries or into indebtedness of, or that is owned by, such Person or its Subsidiaries, in each case on or prior to the scheduled maturity date of the Notes.

    Refinance:  The term "Refinance" shall mean to renew,
     ----------
extend, refund, replace, restructure, refinance, amend or modify any Indebtedness. The term "Refinancing" shall have a correlative meaning.

    Refinancing Sale and Leaseback Transaction: The term
     -------------------------------------------
"Refinancing Sale and Leaseback Transaction" shall mean any sale and leaseback transaction with respect to which the Attributable Debt is at least $100,000,000, and which is designated by the Company as a Refinancing Sale and Leaseback Transaction in a notice to the Trustee pursuant to the terms hereof, which notice shall indicate the Attributable Debt with respect to such Refinancing Sale and Leaseback Transaction.

    Responsible Officer:  The term "responsible officer," when
     --------------------
used with respect to the Trustee, shall mean any officer in its principal corporate trust office and every other officer and assistant officer to whom any corporate trust matter is referred because of his knowledge of and familiarity with the particular subject.

    Restricted Investment:  The term "Restricted Investment"
     ----------------------
shall mean, with respect to any Person:

    (i) any amount paid, or any property transferred, in each case, directly or indirectly by such Person for Capital Stock or other securities of, or as a contribution to, any Affiliate of the Company;

    (ii) any direct or indirect loan or advance by such Person to any Affiliate of the Company other than accounts receivable of such Person relating to the purchase and sale of inventory, goods or services arising in the ordinary course of business;

    (iii) any direct or indirect guarantee by such Person of any obligations, contingent or otherwise, of any Affiliate of the Company; and


    (iv) the acquisition by such Person of, or any investment by such Person in, any Capital Stock or similar interest of any other Person (other than the Company);

provided, however, that the following shall not be Restricted
- --------  -------
Investments:

    (a) investments in or acquisitions of Capital Stock or similar interests in any Person (other than a Person in which Affiliates of the Company have an interest other than through the Company, its Subsidiaries and its Non-Affiliate Joint Ventures) that:

         (I) is or becomes, at the time of the acquisition thereof, a Subsidiary of the Company and is or is to be primarily engaged in an operating business or

         (II) is, at the time of the acquisition thereof, engaged or to be engaged primarily in businesses in which the Company or its Subsidiaries or its Non-Affiliate Joint Ventures were engaged on the date of this Indenture or reasonably related extensions thereof, provided that such
                                            ---------
     securities are not, at the time of the acquisition thereof (without regard to any exchanges, modifications or other changes thereto subsequent to such acquisition), registered under the Exchange Act;

    (b) Restricted Investments of such Person existing as of the date of this Indenture and any extension, modification or renewal of such Restricted Investment (but not increases thereof, other than as a result of the accrual or accretion of interest or original issue discount pursuant to the terms of such Restricted Investment), or any Restricted Investment made in connection with an exchange of such Restricted Investment with the issuer thereof;

    (c)  investments in or acquisitions of Permitted Entity
Securities of any Permitted Entity;

    (d) transactions with officers or directors of the Company or any Subsidiary of the Company entered into in the ordinary course of business (including compensation or employee benefit arrangements with any officer or director of the Company or any Subsidiary of the Company);

    (e) investments in or acquisitions of Capital Stock or similar interests in Persons (other than Affiliates of the Company) received in the bankruptcy or reorganization of or by such Person or any exchange of such investment with the issuer thereof or taken in settlement of or other resolution of claims or disputes, and, in each case, extensions, modifications and renewals thereof; and

    (f) investments in Persons (other than Affiliates of the Company) received by such Person as consideration from Asset Sales to the extent not prohibited by Section 4.14 (including, for the purposes of this definition, those sales, transfers and other dispositions described in clause (B) and the transactions described in clause (D) of such definition) or any exchange of such investment with the issuer thereof, and extensions, modifications and renewals thereof.

    Securities Act of 1933:  The term "Securities Act of 1933"
     -----------------------
shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Securities and Exchange
Commission thereunder.

    Significant Subsidiary:  The term "Significant Subsidiary"
     -----------------------
shall have the meaning assigned to that term under Regulation S-X of the Securities Act as in effect on the date of this Indenture; provided, however, that (i) each Subsidiary Guarantor on the date
- --------  -------
of this Indenture shall be deemed to be a Significant Subsidiary of the Company for so long as such Subsidiary is a Subsidiary Guarantor and (ii)

each of VALCO, KAAC and Alpart, and each Subsidiary of the Company that, directly or indirectly, holds an interest in VALCO, Alpart or QAL, and each Subsidiary Guarantor that becomes a Subsidiary Guarantor after the date of this Indenture (so long as such Subsidiary Guarantor is a Subsidiary Guarantor) shall be deemed to be a Significant Subsidiary if it (singly, or, in the case of VALCO, Alpart or QAL, together with the other Subsidiaries of the Company that hold an interest in such entity) meets the total assets test of the term "Significant Subsidiary" under Regulation S-X as in effect on the date of this Indenture, but substituting 5% in such test for 10%.

    Specified Parties:  The term "Specified Parties" shall mean
     ------------------
each of AJI, Alpart, KAAC, KJC, VALCO, Kaiser Aluminium International, Inc., a Delaware corporation, and its successors, Kaiser Bauxite Company, a Nevada corporation, and its successors, Kaiser Jamaica Bauxite Company, a Jamaican partnership, and its successors, and Queensland Alumina Security Corporation, a Delaware corporation, and its successors.

    Subordinated Notes:  The term "Subordinated Notes" shall
     -------------------
mean the Company's 12 3/4% Senior Subordinated Notes due 2003, as amended from time to time, issued pursuant to the Subordinated
Note Indenture.

    Subordinated Note Indenture:  The term "Subordinated Note
     ----------------------------
Indenture" shall mean the indenture, dated as of February 1, 1993, among the Company, as issuer, the parties named therein as and, if applicable, thereafter becoming guarantors, and The First National Bank of Boston, a national banking association, as trustee, as amended or supplemented from time to time in accordance with the terms thereof.

    Subsidiary:  The term "Subsidiary" shall mean any
     -----------
corporation or other entity of which more than 50% of the equity interest (which for a corporation shall be the outstanding stock having ordinary voting power to elect a majority of the Board of Directors of such corporation, irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned (either alone or through Subsidiaries or together with Subsidiaries) by the Company or another Subsidiary; provided,
                                                    --------
however, that Queensland Alumina Security Corporation, a Delaware
- -------
corporation, shall be deemed not to be a Subsidiary of the Company or any of its Subsidiaries and shall be deemed to be a Non-Affiliate Joint Venture (for as long as it meets the definition of Non-Affiliate Joint Venture and for as long as its operations remain substantially the same), and provided, further,
                                               --------  -------
that, for purposes of the definitions of Asset Sale and Net Cash Proceeds and for purposes of Section 4.14, each of Alpart and VALCO, so long as it is not a wholly owned Subsidiary, shall be deemed not to be a Subsidiary of the Company or any of its Subsidiaries and shall be deemed to be a Non-Affiliate Joint Venture of the Company (for as long as it meets the definition of Non-Affiliate Joint Venture). For purposes of this definition, any directors' qualifying shares shall be disregarded in determining the ownership of a Subsidiary.

    Subsidiary Guarantors:  The term "Subsidiary Guarantors"
     ----------------------
shall mean the Persons from time to time named as Subsidiary Guarantors in this Indenture or that become Subsidiary Guarantors hereunder, and each of their respective successors, provided,
                                                    --------
however, that in the event that a Subsidiary Guarantor is
- -------
released from its Guarantee in accordance with the terms of this Indenture, such Subsidiary Guarantor shall without any further action no longer be a Subsidiary Guarantor for any purpose of this Indenture or the Notes. On the date of this Indenture, the Subsidiary Guarantors are AJI, KFC, KAAC and KJC.

    Tax Sharing Agreements:  The term "Tax Sharing Agreements"
     -----------------------
shall mean, collectively, the tax-sharing agreement between the Company and KAC, dated as of June 30, 1993, and the tax-sharing agreement between the Company and MAXXAM, dated as of December 21, 1989, as each is described in the Prospectus and as each may be amended in accordance with Section 4.08(b)(x) of this Indenture.

    Trust Indenture Act of 1939:  The term "Trust Indenture Act
     ----------------------------
of 1939" shall mean the Trust Indenture Act of 1939 as it was in force at the date of this Indenture, except as provided by Article Ten.

    Trustee; principal office:  The term "Trustee" shall mean
     --------------------------
First Trust National Association, a national banking association, until a successor replaces it in accordance with the provisions of Article Seven. The term "principal office of the Trustee" shall mean the office of the Trustee at which at any particular time its corporate trust business may be principally administered, which office at the date hereof is located at First Trust Center, 180 East 5th Street, St. Paul, Minnesota 55101.

    U.S. Fixed Assets:  The term "U.S. Fixed Assets" shall mean,
     ------------------
at any time, any real property, plant or equipment of the Company or any of its Subsidiaries located at such time in the United States of America, now owned or hereafter acquired, together with any fixed assets that are Improvements thereto or thereon and any fixed assets that are proceeds thereof.

    USWA Preferred Stock:  The term "USWA Preferred Stock" shall
     ---------------------
mean the shares of the Company's Cumulative (1985 Series A) Preference Stock and shares of the Company's Cumulative (1985 Series B) Preference Stock that have been or may in the future be issued in connection with the Kaiser Aluminum USWA Employee Stock Ownership Plan and/or the Kaiser Aluminum Salaried Employee Stock Ownership Plan.

    VALCO:  The term "VALCO" shall mean Volta Aluminium Company
     ------
Limited, a Ghanaian corporation, and its successors.

    SECTION 1.02.  References are to Indenture.  Unless the
                    ----------------------------
context otherwise requires, all references herein to "Articles," "Sections" and other subdivisions refer to the corresponding Articles, Sections and other subdivisions of this Indenture, and the words "herein," "hereof," hereby," "hereunder" and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision hereof.

    SECTION 1.03.  Other definitions.
                    ------------------

    The following terms are defined in the referenced section of this Indenture and have the meaning set forth therein for all purposes in this Indenture (except as otherwise expressly provided or unless the context otherwise requires):

    Term                                   Defined in Section

    "applicants" . . . . . . . . . . . . . . .  5.02(b)
    "Asset Sale Offer" . . . . . . . . . . . .  4.14(b)
    "Asset Sale Offer Amount". . . . . . . . .  4.14(b)
    "Asset Sale Purchase Date" . . . . . . . .  4.14(b)
    "Asset Sale Purchase Notice" . . . . . . .  4.14(b)
    "Asset Sale Purchase Price". . . . . . . .  4.14(b)
    "Change of Control". . . . . . . . . . . .  3.05(a)
    "Change of Control Purchase Date". . . . .  3.05(a)
    "Change of Control Purchase Notice". . . .  3.05(c)
    "Change of Control Purchase Price" . . . .  3.05(a)

    "Controlled Non-Affiliate Joint Venture" .  4.09(a)
    "Incur". . . . . . . . . . . . . . . . . .  4.10(a)
    "Notice of Default". . . . . . . . . . . .  6.01(c)
    "Other Indebtedness" . . . . . . . . . . .  4.10(c)
    "PRIDES" . . . . . . . . . . . . . . . . .  4.09(b)(IX)
    "record date". . . . . . . . . . . . . . .  2.03
    "Refinanced Indebtedness". . . . . . . . .  4.10(b)(vi)
    "Refinancing Indebtedness" . . . . . . . .  4.10(b)(vi)
    "Restricted Payment" . . . . . . . . . . .  4.09(a)
    "Series A Shares". . . . . . . . . . . . .  4.09(b)(IX)
    "Specified Pari Passu Indebtedness". . . .  4.14(b)
    "surviving corporation". . . . . . . . . . 11.01(a)
    "Twenty-Five Million Threshold". . . . . .  4.14(c)
    "Voting Stock" . . . . . . . . . . . . . .  3.05(a)

    The following terms are defined in the referenced section of this Indenture and have the meaning set forth therein for purposes provided therein, and such definitions are limited to those sections of the Indenture specifically referenced:

         Defined in                Definition Limited
    Term  Section                      to Section
      ----                        -----------               -------------------

    "amount" . . . . . . . .7.08(d). . . . . . . . . 7.08
    "cash transaction" . . .7.13(c). . . . . . . . . 7.13
    "Company". . . . . . . .7.08(d). . . . . . . . . 7.08
    "Company". . . . . . . .7.13(c). . . . . . . . . 7.13
    "defaults" . . . . . . .6.07 . . . . . . . . . . 6.07
    "defaults" . . . . . . .7.13(c). . . . . . . . . 7.13
    "director" . . . . . . .7.08(d). . . . . . . . . 7.08
    "dividends". . . . . . .7.13(a). . . . . . . . . 7.13(a)
    "executive officer". . .7.08(d). . . . . . . . . 7.08
    "in default" . . . . . .7.08(c). . . . . . . . . 7.08(c)(6), (7)
                             (8) and (9)
    "other indenture securities" . . . . . . . . . . 7.13(c) . 7.13
    "outstanding". . . . . . . . . . . . . . . . . . 7.08(d)              7.08
    "person" . . . . . . . .7.08(d). . . . . . . . . 7.08
    "security" . . . . . . .7.08(c). . . . . . . . . 7.08(c)(6), (7)
                             (8) and (9)
    "security" . . . . . . .7.08(d). . . . . . . . . 7.08 (other than
                             7.08(c)(6),
                             (7), (8) and
                             (9))
    "self liquidating paper"7.13(c). . . . . . . . . 7.13
    "trust". . . . . . . . .7.08(d). . . . . . . . . 7.08
    "voting security". . . .7.08(d). . . . . . . . . 7.08


                                ARTICLE TWO

                ISSUE, DESCRIPTION, EXECUTION, REGISTRATION
                           AND EXCHANGE OF NOTES

    SECTION 2.01.  Designation, amount, authentication and
                    ----------------------------------------
delivery of Notes.  The Notes shall be designated as the
- -----------------
Company's 9 % Senior Notes due 2002. Notes for an aggregate principal amount of two hundred twenty five million dollars ($225,000,000), upon the execution of this Indenture, or from time to time thereafter, may be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes to or upon the written order of the Company, signed by its Chairman of the Board, President or a Vice President, without any further corporate action by the Company.

    The aggregate principal amount of Notes authorized by this Indenture is limited to two hundred twenty five million dollars ($225,000,000), and, except as provided in this Section 2.01 and in Section 2.07, the Company shall not execute and the Trustee shall not authenticate or deliver Notes in excess of such aggregate principal amount.

    Nothing contained in this Section 2.01 or elsewhere in this Indenture, or in the Notes, is intended to or shall limit execution by the Company or authentication or delivery by the Trustee of Notes under the circumstances contemplated by Sections
2.05, 2.06, 2.07, 3.03, 3.05 and 10.04.

    SECTION 2.02.  Form of Notes and Trustee's certificate.  The
                    ----------------------------------------
definitive Notes and the Trustee's certificate of authentication to be borne by the Notes shall be substantially in the form set forth in the Recitals of this Indenture, which are part of this Indenture, and may have such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as the officers executing the same may deem appropriate and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Notes may be listed, or to conform to usage.

    SECTION 2.03.  Date of Notes and denominations.  The Notes
                    --------------------------------
shall bear interest at the rate per annum of 9 %, payable semi-annually on February 15 and August 15, shall mature on February 15, 2002 and shall be issuable as registered Notes without coupons in denominations of $1,000 and any integral multiple thereof. The person in whose name any Note is registered at the close of business on any record date (as hereinbelow defined) with respect to any interest payment date shall be entitled to receive the interest payable thereon on such interest payment date notwithstanding the cancellation of such Note upon any registration of transfer or exchange thereof subsequent to such record date and prior to such interest payment date, unless such Note shall have been redeemed on a date fixed for redemption subsequent to such record date and prior to such interest payment date, or unless an Event of Default shall have occurred and be continuing as the result of a default in the payment of interest due on such interest payment date on any Note, in which case such defaulted interest shall be paid to the person in whose name such Note (or any Note or Notes issued upon registration of transfer or exchange thereof) is registered on the record date for the payment of such defaulted interest. The principal of, premium, if any, Change of Control Purchase Price, Asset Sale Purchase Price and interest on the Notes shall be payable at the office or agency to be maintained by the Company in accordance with the provisions of Section 4.02; provided, however, that payment of interest may be made at the option of the Company by check mailed by first-class mail to the address of the person entitled thereto as such address shall appear on the registry books of the Company. The term "record date" as used in this Section 2.03 with respect to any interest payment date shall mean the close of business on the February 1 or August 1, as the case may be, next preceding such interest payment date, whether or not such February 1 or August 1 is a Business Day, and such term, as used in this Section 2.03, with respect to the payment of any defaulted interest shall mean the tenth day next preceding the date fixed by the Company for the payment of defaulted interest whether or not a Business Day, but in no case shall such record date be less than ten days after notice thereof shall have been mailed by or on behalf of the Company to all registered holders of Notes at their addresses.

    The Notes shall be dated the date of their authentication. Except as provided in the next sentence, interest shall accrue on the Notes from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from February 17, 1994. Each Note authenticated between the record date for any interest payment date and such interest payment date shall be dated the date of its authentication but shall bear interest from such interest payment date; provided, however, that if and to the extent the Company shall default in the payment of the interest due on such interest payment date, then any Note so authenticated shall bear interest from the February 15 or August 15, as the case may be, next preceding the date of such Note to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for on the Notes, from February 17, 1994.

    Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

    SECTION 2.04.  Execution of Notes.  The Notes shall be
                    -------------------
signed on behalf of the Company, manually or in facsimile, by its Chairman of the Board or its President or a Vice President under its corporate seal (which may be in facsimile) reproduced thereon and attested, manually or in facsimile, by its Secretary or an Assistant Secretary. Only such Notes as shall bear thereon a certificate of authentication substantially in the form hereinbefore recited, signed manually by the Trustee, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such signature by the Trustee upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture.

    In case any officer of the Company whose signature appears on any of the Notes, manually or in facsimile, shall cease to be such officer before such Notes so signed shall have been authenticated and delivered by the Trustee, such Notes nevertheless may be authenticated and delivered as though the person whose signature appears on such Notes had not ceased to be such officer of the Company; and any Note may be signed, and the corporate seal reproduced thereon may be attested, on behalf of the Company, manually or in facsimile, by persons as, at the actual date of the execution of such Note, shall be the proper officers of the Company, although at the date of the execution of this Indenture any such person was not such officer.

    SECTION 2.05.  Exchange and transfer of Notes.  Notes may be
                    -------------------------------
exchanged for a like aggregate principal amount of Notes in other authorized denominations. Notes to be exchanged shall be surrendered at the office or agency to be maintained by the Company in accordance with the provisions of Section 4.02, and the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor the Note or Notes which the noteholder making the exchange shall be entitled to receive.

    The Company shall keep, at the office or agency to be maintained by the Company in accordance with the provisions of
Section 4.02, a register or registers in which, subject to such reasonable regulations as it may prescribe, the Company shall register Notes and shall register the transfer of Notes as in this Article Two provided. Upon surrender for registration of transfer of any Note at such office or agency, the Company shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Note or Notes for a like aggregate principal amount.

    All Notes presented or surrendered for exchange, registration of transfer, redemption, purchase or payment shall, if so required by the Company or the Trustee or any Note registrar (if other than the Trustee), be accompanied by a written instrument or instruments of transfer, in form satisfactory to the Company and the Trustee or the Note registrar (if other than the Trustee), duly executed by the registered holder or by his attorney duly authorized in writing and, in every case, each Note presented or surrendered for registration of transfer shall be accompanied by the assignment form attached to the Notes, duly executed by the registered holder or by his attorney duly authorized in writing.

    No service charge shall be made for any exchange or registration of transfer of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

    The Company shall not be required to issue, register the transfer of or exchange any Notes for a period of fifteen days next preceding any date for the selection of Notes to be redeemed. The Company shall not be required to register the transfer of or exchange any Note called or being called for redemption except, in the case of any Note to be redeemed in part, the portion thereof not to be so redeemed. The Company shall not be required to register the transfer of or exchange any
Note in respect of which a Change of Control Purchase Notice or an Asset Sale Purchase Notice has been given (unless such notice has been withdrawn in accordance with Section 3.06 or 4.14) except, in the case of any Note to be purchased in part, the portion thereof not to be so purchased.

    SECTION 2.06.  Temporary Notes.  Pending the preparation of
                    ----------------
definitive Notes, the Company may execute and the Trustee shall authenticate and deliver temporary Notes (printed, lithographed or typewritten) of any authorized denomination and substantially in the form of the definitive Notes, but with or without a recital of specific redemption prices and with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Temporary Notes may contain such reference to any provisions of the Indenture as may be appropriate. Every temporary Note shall be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with the same effect, as the definitive Notes. Without unnecessary delay the Company will execute and deliver to the Trustee definitive Notes and thereupon any or all temporary Notes may be surrendered in exchange therefor, at the office or agency to be maintained by the Company in accordance with the provisions of Section 4.02, and the Trustee shall authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount of definitive Notes. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture, and shall be subject to the same provisions hereof, as definitive Notes authenticated and delivered hereunder.

    SECTION 2.07.  Mutilated, destroyed, lost or stolen Notes.
                    -------------------------------------------
In case any temporary or definitive Note shall become mutilated or be destroyed, lost or stolen, the Company, in the case of any mutilated Note shall, and in the case of any destroyed, lost or stolen Note may, execute, and upon its request the Trustee shall authenticate and deliver, a new Note bearing a number, letter or other distinguishing symbol not contemporaneously outstanding in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen, or, instead of issuing a substituted Note, if any such Note shall have matured or shall be about to mature or shall have been selected for redemption or if the Company shall have received a Change of Control Purchase Notice or an Asset Sale Purchase Notice in respect of any such Note (unless such notice has been withdrawn in accordance with Section 3.06 or 4.14), the Company may pay the same without surrender thereof except in the case of a mutilated Note. In every case the applicant for a substituted Note or for such payment shall furnish to the

Company and to the Trustee such security or indemnity as may be required by them to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company and to the Trustee evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof. The Trustee may authenticate any such substituted Note and deliver the same, or the Trustee or any paying agent of the Company may make any such payment, upon the written request or authorization of any officer of the Company. Upon the issuance of any substituted Note, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith.

    Every substituted Note issued pursuant to the provisions of this Section 2.07 shall constitute an additional contractual obligation of the Company whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

    All Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes, and shall preclude (to the extent lawful) any and all other rights or remedies, notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

    SECTION 2.08.  Cancellation of surrendered Notes.  All Notes
                    ----------------------------------
surrendered for the purpose of payment, redemption, purchase by the Company at the option of the holder, exchange, substitution or registration of transfer, shall, if surrendered to the Company or any paying agent or Note registrar, be delivered to the Trustee and the same, together with Notes surrendered to the Trustee for cancellation, shall be cancelled by it, and no Notes shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall destroy cancelled Notes and shall deliver certificates of destruction thereof to the Company. If the Company shall purchase or otherwise acquire any of the Notes, however, such purchase or acquisition shall not operate as a payment, redemption or satisfaction of the indebtedness represented by such Notes unless and until the Company, at its option, shall deliver or surrender the same to the Trustee for cancellation.


                               ARTICLE THREE

                     REDEMPTION AND PURCHASES OF NOTES

    SECTION 3.01.  Redemption prices.  The Company may, at its
                    ------------------
option, redeem at any time all or from time to time any part of the Notes, on any date prior to maturity at the redemption prices specified in the Notes, together with accrued and unpaid interest thereon to but excluding the date fixed for redemption and in the manner set forth in this Article Three. The Company, however, shall not have the right to redeem any of the Notes prior to February 15, 1998.

    SECTION 3.02.  Notice of redemption; selection of Notes.  In
                    -----------------------------------------
case the Company shall desire to exercise such right to redeem all or, as the case may be, any part of the Notes in accordance with the right reserved so to do, the Company, or, at the Company's request, the Trustee in the name and at the expense of the Company, shall fix a date for redemption and give notice of such redemption to holders of the Notes to be redeemed as hereinafter in this Section 3.02 provided.

    Notice of redemption shall be given to the holders of Notes to be redeemed as a whole or in part by mailing by first-class mail a notice of such redemption not less than fifteen nor more than sixty days prior to the date fixed for redemption to their last addresses as they shall appear upon the registry books of the Company, but any failure to give such notice by mailing to the holder of any Note designated for redemption as a whole or in part, or any defect therein, shall not affect the validity of the proceedings for the redemption of any other Notes.

    Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the holder receives the notice.

    Each such notice of redemption shall specify the total principal amount to be redeemed, the date fixed for redemption and the redemption price at which Notes are to be redeemed, and shall state that payment of the redemption price of the Notes to be redeemed will be made at the office or agency to be maintained by the Company in accordance with the provisions of Section 4.02, upon presentation and surrender of such Notes, that interest accrued to but not including the date fixed for redemption will be paid as specified in said notice, and that on and after said date interest thereon will cease to accrue and that the only remaining right of the noteholder is to receive payment of the redemption price plus such accrued interest upon surrender. If less than all the Notes are to be redeemed, the notice of redemption to each holder also shall state the aggregate principal amount of Notes to be redeemed and shall identify the Notes of such holder to be redeemed. In case any Note is redeemed in part only, the notice which relates to such Note shall state the portion of the principal amount thereof to be redeemed (which shall be $1,000 or an integral multiple thereof), and shall state that on and after the date fixed for redemption, upon surrender of such Note, the holder will receive, without charge, a new Note or Notes of authorized denominations in the principal amount thereof remaining unredeemed. Each notice shall give the name and address of each paying agent.

    On or prior to the date fixed for redemption specified in the notice of redemption given as provided in this Section 3.02, the Company will deposit with the Trustee or with one or more paying agents (or, if the Company is acting as its own paying agent, set aside, segregate and hold in trust as provided in
Section 4.04(c)) an amount of money sufficient to redeem on the date fixed for redemption all the Notes or portions of Notes so called for redemption (other than Notes or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation) at the applicable redemption price, together with accrued interest to but not including the date fixed for redemption.

    If less than all the Notes then outstanding are to be redeemed, the Company shall give the Trustee, at least twenty-five days (or such shorter period acceptable to the Trustee) in advance of the date fixed for redemption, notice of the aggregate principal amount of Notes to be redeemed, and thereupon the Trustee shall select in such manner as it shall deem appropriate and fair, in its discretion, the Notes or portions thereof to be redeemed and shall thereafter promptly notify the Company of the Notes or portions thereof to be redeemed within a sufficient period of time in order that the notice provision in Section 3.02 may be satisfied.

    SECTION 3.03.  When Notes called for redemption become due
                    --------------------------------------------
and payable.  If the giving of notice of redemption shall have
- -----------
been completed as provided in Section 3.02, the Notes or portions of Notes specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to (but not including) the date fixed for redemption, and on and after such date fixed for redemption (unless the Company shall default in the payment of such Notes at the redemption price, together with interest accrued to (but not including) the date fixed for redemption) interest on the Notes or portions of Notes so called for redemption shall cease to accrue whether or not such Notes are presented for payment and such Notes or portions thereof shall be deemed not to be outstanding hereunder and shall not be entitled to any right or benefit hereunder except to receive payment of the redemption price plus accrued interest to but not including the redemption date. On presentation and surrender of such Notes for redemption at said place of payment in said notice specified on or after the date fixed for redemption, the said Notes shall be paid and redeemed by the Company at the applicable redemption price, together with interest accrued to (but not including) the date fixed for redemption. If the date fixed for redemption is an interest payment date, such payment shall not include accrued interest, which interest shall be paid in the usual manner otherwise provided for herein. Upon presentation of any Note which is redeemed in part only, the Company shall execute and register and the Trustee shall authenticate and deliver to the holder thereof at the expense of the Company, a new Note or Notes in principal amount equal to the unredeemed portion of the Note so presented.

    SECTION 3.04.  Cancellation of redeemed Notes.  All Notes
                    -------------------------------
surrendered to the Trustee, upon redemption pursuant to the provisions of this Article Three, shall be forthwith cancelled by it.

    SECTION 3.05.  Purchase of Notes at option of the holder
                    ------------------------------------------
upon Change of Control.
- ----------------------

    (a) If on or prior to maturity, there shall have occurred a Change of Control, the Company shall offer to purchase each Note at a purchase price in cash equal to 101% of the principal amount thereof plus interest accrued to (but not including) the Change of Control Purchase Date (the "Change of Control Purchase Price"), on the date that is thirty Business Days after the occurrence of the Change of Control (the "Change of Control Purchase Date"), subject to the satisfaction by or on behalf of the holder of the requirements set forth in Section 3.05(c). Following a Change of Control, the Company shall not be obligated to purchase any Notes pursuant to this Section 3.05(a) or give any notice under Section 3.05(b) with respect to any subsequent Change of Control. The Company's obligation to purchase Notes as provided hereunder shall for all purposes hereof be satisfied by, and shall cease upon, the deposit of funds with the Trustee as provided for in Section 3.07.

    A "Change of Control" shall be deemed to have occurred at such time as MAXXAM, directly or indirectly, shall cease to have (other than by reason of the existence of a Lien but including by reason of the foreclosure of or other realization upon a Lien) direct or indirect sole beneficial ownership (as defined under Regulation 13d-3 of the Exchange Act as in effect on the date of this Indenture) of at least 40% of the total Voting Stock, on a fully diluted basis, of the Company; provided, however, that such ownership by MAXXAM, directly or indirectly, of 30% or greater, but less than 40%, of the total Voting Stock, on a fully diluted basis, of the Company shall not be a Change of Control if MAXXAM, through direct representation or through persons nominated by it, controls a majority of the Board of Directors of the Company necessary to effectuate any actions by the Board of Directors of the Company; and provided, further, that the foregoing minimum percentages shall be deemed not satisfied if any person or group (as defined in Section 13(d)(3) of the Exchange Act as in effect on the date of this Indenture) shall, directly or indirectly, own more of the total Voting Stock entitled to vote generally in the election of directors of the Company than MAXXAM.

    "Voting Stock" means, with respect to any person, the capital stock of such person having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

    (b) Within ten Business Days after the occurrence of a Change of Control, the Company shall mail a written notice of Change of Control by first-class mail to the Trustee and to each holder (and to beneficial owners as required by applicable law, including without limitation, Rule 13e-4 of the Exchange Act, if applicable) and shall cause a copy of such notice to be published in a daily newspaper of national circulation. The notice shall include a form of Change of Control Purchase Notice (as described below) to be completed by the holder and shall state:

         (1) the events causing a Change of Control and the date of such Change of Control;

         (2)  the date by which the Change of Control Purchase
    Notice pursuant to this Section 3.05 must be given;

         (3)  the Change of Control Purchase Date;

         (4)  the Change of Control Purchase Price;

         (5) the name and address of the Trustee and the office or agency referred to in Section 4.02;

         (6) that the Notes must be surrendered to the Trustee or the office or agency referred to in Section 4.02 to collect payment;

         (7) that the Change of Control Purchase Price for any Note as to which a Change of Control Purchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Change of Control Purchase Date and the time of surrender of such Note as described in (6);

         (8) the procedures the holder must follow to exercise rights under this Section 3.05 and a brief description of those rights; and

         (9)  the procedures for withdrawing a Change of Control
    Purchase Notice.

    (c)  To accept the offer to purchase Notes described in
Section 3.05(a), a holder must deliver a written notice of purchase (a "Change of Control Purchase Notice") to the Trustee or to the office or agency referred to in Section 4.02 at any time prior to the close of business on the Business Day immediately preceding the Change of Control Purchase Date, stating:

         (1) the name of the holder, the principal amount of Notes, the certificate number or numbers of the Note or Notes which the holder will deliver to be purchased and a statement that the offer to purchase is being accepted;

         (2) the portion of the principal amount of the Note which the holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof; and

         (3) that such Note shall be purchased on the Change of Control Purchase Date pursuant to the terms and conditions specified in the Notes.

    The delivery of the Note, by hand or by registered mail prior to, on or after the Change of Control Purchase Date (together with all necessary endorsements), to the Trustee or to the office or agency referred to in Section 4.02 shall be a condition to the receipt by the holder of the Change of Control Purchase Price therefor; provided, however, that such Change of Control Purchase Price shall be so paid pursuant to this Section
3.05 only if the Note so delivered to the Trustee or such office or agency shall conform in all respects to the description thereof set forth in the related Change of Control Purchase Notice; and provided, further that the Company shall have no obligation to purchase any Notes with respect to which the Change of Control Purchase Notice has not been received by the Company prior to the close of business on the Business Day immediately preceding the Change of Control Purchase Date.

    In the event that the offer to purchase described in Section 3.05(a) shall be accepted in accordance with the terms hereof, the Company shall purchase from the holder thereof, pursuant to this Section 3.05, a portion of a Note if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Note also apply to the purchase of such portion of such Note.

    Any purchase by the Company contemplated pursuant to the provisions of this Section 3.05 shall be consummated by the delivery by the Trustee or other paying agent of the consideration to be received by the holder promptly following the later of the Change of Control Purchase Date and the time of delivery of the Note.

    Notwithstanding anything herein to the contrary, any holder delivering to the Trustee or to the office or agency referred to in Section 4.02, the Change of Control Purchase Notice contemplated by this Section 3.05(c) shall have the right to withdraw such Change of Control Purchase Notice by delivery of a written notice of withdrawal to the Trustee or to such office or agency in accordance with Section 3.06 at any time prior to the close of business on the Business Day next preceding the Change of Control Purchase Date.

    SECTION 3.06.  Effect of Change of Control Purchase Notice.
                    --------------------------------------------
Upon receipt by the Company of the Change of Control Purchase Notice specified in Section 3.05(c), the holder of the Note in respect of which such Change of Control Purchase Notice was given shall (unless such Change of Control Purchase Notice is withdrawn as specified in the following paragraph) thereafter be entitled to receive solely the Change of Control Purchase Price with respect to such Note. Such Change of Control Purchase Price shall be due and payable as of the Change of Control Purchase Date and shall be paid to such holder promptly following the later of (x) the Change of Control Purchase Date (provided the conditions in Section 3.05(c), as applicable, have been satisfied) and (y) the date of delivery of such Note to the Trustee or to the office or agency referred to in Section 4.02 by the holder thereof in the manner required by Section 3.05(c).

    A Change of Control Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Trustee or to the office or agency referred to in Section
4.02 at any time on or prior to the close of business on the Business Day next preceding the Change of Control Purchase Date, specifying:

    (1) the certificate number or numbers of the Note or Notes in respect of which such notice of withdrawal is being submitted;

    (2) the principal amount of the Note or Notes with respect to which such notice of withdrawal is being submitted; and

    (3) the principal amount, if any, of such Note or Notes which remains subject to the original Change of Control Purchase
Notice, and which has been or will be delivered for purchase by the Company.

    There shall be no purchase of any Notes pursuant to Section
3.05 if there has occurred (prior to, on or after, as the case may be, the giving, by the holders of such Notes, of the required
Change of

Control Purchase Notice), and is continuing an Event of Default
(other than a default in the payment of the Change of Control
Purchase Price with respect to such Notes).

    SECTION 3.07.  Deposit of Change of Control Purchase Price.
                    --------------------------------------------
On or prior to the Change of Control Purchase Date, the Company shall deposit with the Trustee (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as paying agent, shall segregate and hold in trust as provided in Section 4.04(c)) an amount of cash in immediately available funds sufficient to pay the aggregate Change of Control Purchase Price of all the Notes or portions thereof which are to be purchased on the Change of Control Purchase Date. Upon such deposit, the Company shall be deemed to have satisfied its obligations to purchase Notes pursuant to Section 3.05. If cash sufficient to pay the Change of Control Purchase Price of all Notes or portions thereof to be purchased on the Change of Control Purchase Date is deposited with the Trustee as of the Change of Control Purchase Date, interest shall cease to accrue (whether or not any such Note is delivered to the Trustee or any other office or agency maintained for such purpose) on such Notes (or portions thereof) on and after the Change of Control Purchase Date, and the holders thereof shall have no other rights as such (other than the right to receive the Change of Control Purchase Price, upon surrender of such Notes).

    SECTION 3.08.  Covenant to comply with securities laws upon
                    ---------------------------------------------
purchase of Notes.  In connection with any offer to purchase or
- ------------------
any purchase of securities under Section 3.05 hereof, the Company shall (i) comply with Section 14(e) under the Exchange Act (or any successor provision thereof), if applicable, and (ii) otherwise comply with all Federal and state securities laws regulating the purchase of the Notes so as to permit the rights and obligations under Section 4.05 to be exercised in the time and in the manner specified in Sections 4.05 and 4.06.

    SECTION 3.09.  Repayment to the Company.  The Trustee shall
                    -------------------------
return to the Company any cash, together with interest or dividends, if any, thereon (subject to the provisions of Section 7.05) held by it for the payment of the Change of Control Purchase Price of the Notes that remain unclaimed as provided in
Section 12.04 hereof; provided, however, that to the extent that the aggregate amount of cash deposited by the Company pursuant to
Section 3.07 exceeds the aggregate Change of Control Purchase Price of the Notes or portions thereof to be purchased on the Change of Control Purchase Date, then promptly after the Change of Control Purchase Date, the Trustee shall return any such excess to the Company together with interest or dividends, if any, thereon (subject to the provisions of Section 7.05).


                               ARTICLE FOUR

                    PARTICULAR COVENANTS OF THE COMPANY

    The Company covenants as follows:

    SECTION 4.01.  Payments on the Notes.  The Company will duly
                    ----------------------
and punctually pay or cause to be paid the principal of, premium, if any, Change of Control Purchase Price, Asset Sale Purchase Price and interest on each of the Notes at the time and place such amounts may become due and payable and in the manner provided in the Notes and this Indenture.

    SECTION 4.02.  Maintenance of office or agency for
                    ------------------------------------
registration of transfer, exchange and payment of Notes.  So long
- --------------------------------------------------------
as any of the Notes shall remain outstanding, the Company will maintain an office or agency in the Borough of Manhattan, City of New York, State of New York, where the Notes may be surrendered for exchange or registration of transfer as in this Indenture provided, and where notices and demands to or upon the Company in respect to the Notes or of this Indenture may be served, and where the Notes may be presented or surrendered for payment, redemption or purchase. The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided,
                                                 --------
however, that no such designation or rescission shall in any
- -------
manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, City of New York, State of New York for such purposes. The Company will give to the Trustee notice of the location of any such office or agency and of any change of location thereof. In case the Company shall fail to maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, such surrenders, presentations and demands may be made and notices may be served at the principal office of the Trustee in St. Paul, Minnesota, and the Company hereby appoints the Trustee its agent to receive at the aforesaid office all such surrenders, presentations, notices and demands.

    SECTION 4.03.  Appointment to fill a vacancy in the office
                    --------------------------------------------
of Trustee.  The Company, whenever necessary to avoid or fill a
- ----------
vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.10, a Trustee, so that there shall at all times be a Trustee hereunder.

    SECTION 4.04.  Provision as to paying agent.
                    -----------------------------

    (a) If the Company shall appoint a paying agent other than the Trustee, it will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04,

         (1) that it will hold all sums held by it as such agent for the payment of the principal of, premium, if any, Change of Control Purchase Price, Asset Sale Purchase Price or interest on the Notes (whether such sums have been paid to it by the Company or by any other obligor on the Notes) in trust for the benefit of the holders of the Notes, and will notify the Trustee of the receipt of sums to be so held,

         (2) that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Notes) to make any payment of the principal of, premium, if any, Change of Control Purchase Price, Asset Sale Purchase Price or interest on the Notes when the same shall be due and payable, and

         (3) that it will at any time during the continuance of any Event of Default specified in subsection (a) or (b) of
    Section 6.01, upon the written request of the Trustee, deliver to the Trustee all sums so held in trust by it.

    If any obligations under the Credit Agreement are outstanding, the Company will notify the Bank Agent of the name and address of any paying agent other than the Company or the Trustee.

    (b) If the Company shall not act as its own paying agent, it will, prior to each due date of the principal of, premium, if any, Change of Control Purchase Price, Asset Sale Purchase Price or interest on any Notes, deposit with such paying agent a sum sufficient to pay the principal, premium, if any, Change of Control Purchase Price, Asset Sale Purchase Price or interest so becoming due, such sum to be held in trust for the benefit of the holders of Notes entitled to such principal, premium, if any, Change of Control Purchase Price, Asset Sale Purchase Price or interest, and (unless such paying agent is the Trustee) the Company will promptly notify the Trustee of its failure so to act.

    (c) If the Company shall act as its own paying agent, it will, on or before each due date of the principal of, premium, if any, Change of Control Purchase Price, Asset Sale Purchase Price or interest on the Notes, set aside, segregate and hold in trust for the benefit of the persons entitled thereto, a sum sufficient to pay such principal, premium, if any, Change of Control Purchase Price, Asset Sale Purchase Price or interest so becoming due and will notify the Trustee of any failure to take such action.

    (d) Anything in this Section 4.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by it, or by any paying agent hereunder, as required by this Section 4.04, such sums to be held by the Trustee upon the trusts herein contained.

    (e) Anything in this Section 4.04 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 4.04 is subject to the provisions of Sections
12.03 and 12.04.

    SECTION 4.05.  Maintenance of corporate existence.  So long
                    -----------------------------------
as any of the Notes shall remain outstanding, the Company will at all times (except as otherwise provided or permitted in this
Section 4.05 or elsewhere in this Indenture) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each Subsidiary; provided, however, that nothing herein shall
                 --------  -------
require the Company to continue the corporate existence of any Subsidiary other than a Subsidiary Guarantor (so long as any such Subsidiary is a Subsidiary Guarantor) if in the judgment of the Company it shall be necessary, advisable or in the interest of the Company to discontinue the same; and provided, further, that
                                         --------  -------
any Subsidiary Guarantor may:

    (a) merge or consolidate with or into the Company or any other Subsidiary Guarantor or transfer all or substantially all of its property to the Company or any other Subsidiary Guarantor;

    (b) merge or consolidate with or into any other Person or transfer all or substantially all of its property to any other
Person as provided in Section 15.03; and

    (c)  liquidate or dissolve under the laws of its
jurisdiction of formation, provided that such Subsidiary
                           --------
Guarantor is wholly owned directly by the Company and/or another
Subsidiary Guarantor.

    SECTION 4.06.  Officers' Certificate as to default and
                    ----------------------------------------
statement as to compliance.  The Company will, so long as any of
- ---------------------------
the Notes are outstanding:

    (a) deliver to the Trustee, promptly upon becoming aware of any Event of Default or any event which after the passage of time or notice would become an Event of Default, an Officers'
Certificate specifying such event or Event of Default;

    (b) deliver to the Trustee within one hundred and twenty days after the end of each fiscal year of the Company, beginning with the fiscal year ending December 31, 1994, a statement as to compliance signed on behalf of the Company by the Chairman of the Board or the President or any Vice President and by the Chief Financial Officer, Treasurer or Controller of the Company stating as to each signer thereof that:

         (1) a review of the activities of the Company during such year and of performance under this Indenture has been made under his supervision, and

         (2) to the best of his knowledge, based on such review, there is no Event of Default or event which with notice or the passage of time would become an Event of Default which has occurred and is continuing, or, if there is such an event or Event of Default, specifying each such event or Event of Default known to him and the nature and status thereof; and

    (c) deliver to the Trustee within five days after becoming aware of the occurrence thereof written notice of any acceleration which, with the giving of notice and the lapse of time, would be an Event of Default within the meaning of Section
6.01(d).

    SECTION 4.07.  Usury laws.  The Company, to the extent it
                    -----------
may lawfully do so, will not voluntarily claim, and will actively resist any attempts to claim, the benefit of any usury laws against any holder of the Notes.

    SECTION 4.08.  Restrictions on transactions with Affiliates.
                    ---------------------------------------------

    (a) The Company shall not, and shall not permit any of its Subsidiaries or its Non-Affiliate Joint Ventures to, enter into any transaction or series of related transactions with any Affiliate of the Company, unless:

         (i) the terms thereof are no less favorable to the Company, such Subsidiary or such Non-Affiliate Joint Venture, as the case may be, than those that could reasonably be expected to be obtained in a comparable transaction with an unrelated Person,

         (ii)  such transaction or series of related
    transactions shall have been approved as meeting such standard, in good faith, by a majority of the independent members of the Board of Directors of the Company evidenced by a Board Resolution and

         (iii) if the amount of such transaction or the aggregate amount of such series of related transactions is greater than $10,000,000, the Company, such Subsidiary and/or such Non-Affiliate Joint Venture, as the case may be, shall have received an opinion that such transaction or series of related transactions is fair to the Company, such Subsidiary and/or such Non-Affiliate Joint Venture, as the case may be, from a financial point of view, from an independent investment banking firm of national standing selected by the Company.

The Company shall deliver to the Trustee, within 60 days after the end of each fiscal quarter of the Company, an Officers' Certificate which (x) shall specify the aggregate dollar amount of transactions (other than transactions referred to in Section 4.08(b)) with Affiliates of the Company occurring during such fiscal quarter, and (y) with respect to any transaction with an Affiliate of the Company, or series of related transactions (other than transactions referred to in Section 4.08(b)) with Affiliates of the Company, occurring during such fiscal quarter, shall briefly describe such transaction or transactions.

    (b) The provisions contained in the foregoing paragraphs of this Section 4.08 shall not apply to:

         (i) the making of any Restricted Payments and Restricted Investments otherwise permitted by Section 4.09
    (other than 4.09(b)(IV)),

         (ii)  the making of payments permitted by the Tax
    Sharing Agreements,

         (iii)  the making of payments to MAXXAM for
    reimbursement for actual services provided thereby to the Company or its Subsidiaries or Non-Affiliate Joint Ventures based on actual costs and an allocable share of overhead expenses,

         (iv) compensation (in the form of reasonable director's fees and reimbursement or advancement of reasonable out-of-pocket expenses) paid to any director of the Company or its Subsidiaries or Non-Affiliate Joint Ventures for services rendered in such person's capacity as a director and indemnification and directors' and officers' liability insurance in connection therewith,

         (v) compensation, indemnification and other benefits paid or made available to officers and employees of the Company or its Subsidiaries or Non-Affiliate Joint Ventures for services actually rendered, comparable to those generally paid or made available by entities engaged in the same or similar businesses (including reimbursement or advancement of reasonable out-of-pocket expenses and directors' and officers' liability insurance),

         (vi) loans to officers, directors and employees of the Company or its Subsidiaries for business or personal purposes and other loans and advances to such officers, directors and employees for travel, entertainment, moving and other relocation expenses, in each case made in the ordinary course of business and consistent with past practices of the Company and its Subsidiaries,

         (vii) any amendment to the Existing Intercompany Note that extends the maturity thereof or reduces the interest rate thereon, or any other amendment thereto that does not materially adversely affect the holders of the Notes,

         (viii) the dividend by the Company of all or any portion of the Existing Intercompany Note and accrued interest thereon,

         (ix) any merger, consolidation, transfer or sale permitted by Section 11.01(b), and

         (x) any amendment to the Tax Sharing Agreements, provided that a majority of the independent members of the
     ---------
     Board of Directors of the Company evidenced by a Board Resolution determines that such amendment would not materially adversely affect the holders of the Notes.

    SECTION 4.09.  Limitations on Restricted Payments and
                    ---------------------------------------
Restricted Investments.
- -----------------------

    (a) The Company shall not, directly or indirectly, (i) declare or pay any dividend or make any distribution in respect of its Capital Stock (other than dividends payable in Capital Stock of the Company other than Redeemable Stock), (ii) make or permit any of its Subsidiaries to make any payment on account of the purchase, redemption or other acquisition or retirement of any Capital Stock of the Company other than through the issuance solely of Capital Stock of the Company (other than Redeemable Stock) or rights thereto, provided that any Subsidiary of the
                          --------
Company may purchase Capital Stock of the Company from the Company or from any other Subsidiary of the Company (which purchase shall not be a Restricted Payment or a Restricted Investment), (iii) make or permit any of its Subsidiaries to make any voluntary purchase, redemption or other acquisition or retirement for value of any Indebtedness that is subordinated (pursuant to its terms) in right and priority of payment to the Notes or any Subsidiary Guarantor's obligations under its Guarantee, as the case may be, other than purchases, redemptions or other acquisitions or retirements of Permitted Indebtedness described in clause (b) of the definition thereof or purchases, redemptions or other acquisitions otherwise permitted by the terms hereof, (each of the foregoing in clauses (i), (ii) and (iii) a "Restricted Payment"), (iv) to the extent the Company or its Subsidiaries exercise actual control over a Non-Affiliate Joint Venture existing on the date of this Indenture or formed or acquired after the date of this Indenture (each a "Controlled Non-Affiliate Joint Venture"), permit such Controlled Non-Affiliate Joint Venture to make any Restricted Investment or (v) make or permit any of its Subsidiaries to make any Restricted Investment, unless at the time of, and after giving effect to, each such Restricted Payment or Restricted Investment:

         (A) no Event of Default (and no event that, after notice or lapse of time or both, would become an Event of Default) shall have occurred and be continuing (or would occur and be continuing after giving effect thereto); and

         (B) the Consolidated Fixed Charge Coverage Ratio of the Company is greater than 2.0 to 1; and

         (C)  the sum of:

              (x)  the aggregate amount expended for all
         Restricted Payments after December 31, 1992, and

              (y)  the aggregate amount of Restricted
         Investments (less the amount of (1) such Restricted Investments returned in cash, or in property if made in property, (2) any guarantee that constitutes a Restricted Investment, to the extent it has been released, and (3) any direct liabilities or obligations to be assumed or discharged in connection with such Restricted Investments (in either case without recourse to the Company, any of its Subsidiaries or any Controlled Non-Affiliate Joint Venture) if such liability or obligation had been a liability or obligation of the Company, any of its Subsidiaries or any Controlled Non-Affiliate Joint Venture)

    (in each case, the amount expended for such Restricted Payments and Restricted Investments or the amount of any Restricted Investments returned, if paid or returned in property other than in cash or a sum certain guaranteed, to be the Fair Market Value of such property), would not exceed the sum of:

         (I) 50% of the Consolidated Net Income of the Company (or, if the aggregate Consolidated Net Income of the Company for any such period shall be a deficit, minus 100% of such deficit) accrued on a cumulative basis for the period (taken as one accounting period) from January 1, 1993 to the end of the Company's most recently ended fiscal quarter for which financial statements are available at the time such Restricted Payment or Restricted Investment is being made, and

         (II) the aggregate net proceeds, including the Fair Market Value of property other than cash, received by the Company as capital contributions to the Company after December 31, 1992, or from the issue or sale (other than to a Non-Affiliate Joint Venture or to a Subsidiary of the Company), after December 31, 1992, of Capital Stock other than Redeemable Stock (including Capital Stock, other than Redeemable Stock, issued upon the conversion of, or in exchange for, indebtedness or Redeemable Stock, and including upon exercise of warrants or options or other rights to purchase such Capital Stock, issued after December 31, 1992), or from the issue or sale, after December 31, 1992 of any debt or other security of the Company convertible or exercisable into such Capital Stock that has been so converted or exercised;

provided, however, that in no event shall the Company make, or
- --------  -------
permit any of its Subsidiaries to make, a Restricted Payment or Restricted Investment pursuant to this Section 4.09(a) to or in MAXXAM or any Affiliate of MAXXAM if, after giving effect thereto, (A) the aggregate amount of all Restricted Payments and Restricted Investments (less the amount of (1) such Restricted Investments returned in cash, or in property if made in property,
(2) any guarantee that constitutes a Restricted Investment, to the extent it has been released, and (3) any direct liabilities or obligations to be assumed or discharged in connection with such Restricted Investments (in either case without recourse to the Company, any of its Subsidiaries or any Controlled Non-Affiliate Joint Venture) if such liability or obligation had been a liability or obligation of the Company, any of its Subsidiaries or any Controlled Non-Affiliate Joint Venture) made pursuant to this Section 4.09(a) in any calendar year to or in MAXXAM or any Affiliate of MAXXAM, less (B) the aggregate amount of such Restricted Payments and Restricted Investments made to or in KAC in such calendar year which are distributed or paid within thirty days thereafter by KAC to its holders of Common Stock other than MAXXAM and any Affiliate of MAXXAM, would exceed (C) $75,000,000; and provided, further, that
                                          --------  -------
notwithstanding the foregoing, the Company may make any such Restricted Payment or Restricted Investment to or in MAXXAM or any Affiliate of MAXXAM if, after giving pro forma effect thereto, the Company's senior debt rating would be Baa3 (or the equivalent) or better by Moody's Investor Services, Inc. (or a successor rating agency) or BBB- (or the equivalent) or better by Standard & Poor's Corporation (or a successor rating agency).

    (b) The foregoing provisions of this Section 4.09 shall not be violated by reason of the following Restricted Payments:

         (I) the payment of any dividend or distribution or the redemption of any securities within 60 days after the date of declaration of such dividend or distribution or the giving of the formal notice by the Company of such redemption, if at said date of declaration of such dividend or distribution or the giving of the formal notice of such redemption, such dividend, distribution or redemption would have complied with Section 4.09(a);

         (II) the retirement of any shares of the Company's Capital Stock by exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Non-Affiliate Joint Venture or to a Subsidiary of the Company) of other shares of its Capital Stock other than Redeemable Stock or out of the proceeds of a substantially concurrent capital contribution to the Company, provided, however,
                                          --------- --------
     that, to the extent the proceeds are so used, a sale of Capital Stock or capital contribution permitted by this clause (II) shall be excluded in determining the aggregate net proceeds received by the Company referred to under clause (II) of Section 4.09(a);

         (III)  the payments provided for by clauses (ii),
    (iii), (iv) and (v) and the transactions described in clauses (vi), (vii), (viii) and (ix) (so long as, in the case of clause (ix), immediately following such transaction, the Consolidated Net Worth of the entity that survives such transaction is not materially lower than the Consolidated Net Worth of the Company immediately prior to such transaction) of Section 4.08(b);

         (IV) the voluntary purchase, redemption or other acquisition or retirement for value of Indebtedness that is subordinated (pursuant to its terms) in right and priority of payment to the Notes or any Subsidiary Guarantor's obligation under its Guarantee, as the case may be, to the extent that the aggregate amount expended (exclusive of amounts expended pursuant to clauses (V) and (VIII) of this
    Section 4.09(b)) for all such voluntary purchases, redemptions or other acquisitions or retirements after the date hereof (the amount expended for such purchases, redemptions or other acquisitions or retirements, if paid in property other than in cash or a sum certain guaranteed, to be the Fair Market Value of such property) does not exceed the aggregate net proceeds, including the Fair Market Value of property other than cash, received by the Company or any Subsidiary Guarantor from the issue or sale (other than an issuance or sale to the Company or a Non-Affiliate Joint Venture or Subsidiary of the Company), after the date hereof, of Indebtedness that is subordinated (pursuant to its terms) in right and priority of payment to the Notes or such Subsidiary Guarantor's obligation under its Guarantee, as the case may be, and that is otherwise permitted to be incurred pursuant to this Indenture, provided that, to the
                                          ---------
     extent the proceeds of Indebtedness so subordinated to the Notes or any Subsidiary

     Guarantor's obligation under its Guarantee, as the case may be, are so used, the net proceeds of issuance of any such Indebtedness upon conversion into Capital Stock shall not be included in determining the aggregate net proceeds received by the Company referred to under clause (II) of Section 4.09(a);

         (V) the voluntary purchase, redemption or other acquisition or retirement for value of any Indebtedness that is subordinated (pursuant to its terms) in right and priority of payment to the Notes or any Subsidiary Guarantor's obligation under its Guarantee, as the case may be, by exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Non-Affiliate Joint Venture or to a Subsidiary of the Company) of Capital Stock (other than Redeemable Stock) of the Company, provided, however, that, to the extent the proceeds are so
     --------- --------
     used, the issuance of Capital Stock as permitted by this clause (V) shall not be included in determining the aggregate net proceeds received by the Company referred to under clause (II) of Section 4.09(a);

         (VI) the payment of dividends on, and the purchase, redemption, retirement or other acquisition of, the USWA Preferred Stock or the Preferred Stock ($100), provided that
                                                   --------
     no such payment is made, directly or indirectly, to an Affiliate of the Company;

         (VII) the payment to KAC of an amount not to exceed $300,000 in any fiscal year for the payment of KAC's reasonable out-of-pocket expenses, provided that no part of
                                        ---------
     such amount is paid directly or indirectly to any other Affiliate of the Company and that, at the time of each such payment, the Company is in compliance with clause (A) of
     Section 4.09(a);

         (VIII) Restricted Payments and Restricted Investments after February 1, 1993, other than Restricted Payments and
    Restricted Investments permitted by Section 4.09(a) or clauses (I) through (VII) of Section 4.09(b), in an aggregate amount such that the sum of:

         (x) the aggregate amount expended for all such Restricted Payments after February 1, 1993 made pursuant to this clause (VIII); and

         (y) the aggregate amount of all Restricted Investments made after February 1, 1993 pursuant to this clause (VIII) (less the amount of (1) such Restricted Investments returned in cash, or in property if made in property, (2) any guarantee that constitutes a Restricted Investment, to the extent it has been released, and (3) any direct liabilities or obligations to be assumed or discharged in connection with such Restricted Investments (in either case without recourse to the Company, any of its Subsidiaries or any Controlled Non-Affiliate Joint Venture) if such liability or obligation had been a liability or obligation of the Company, any of its Subsidiaries or any Controlled Non-Affiliate Joint Venture)

(in each case, the amount expended for such Restricted Payments and Restricted Investments or the amount of any Restricted Investments returned, if paid or returned in property other than in cash or a sum certain guaranteed, to be the Fair Market Value of such property)

    would not exceed $50,000,000, provided that at the time of
                                   ---------
     each such Restricted Payment or Restricted Investment made pursuant to this clause (VIII), no Event of Default (and no event that, after notice or lapse of time or both, would become an Event of Default) shall have occurred and be continuing (or would occur and be continuing after giving effect thereto); and provided, further, that in no event
                          --------  -------
     shall the Company make, or permit any of its Subsidiaries to make, a


     Restricted Payment or Restricted Investment pursuant to this clause (VIII) to or in MAXXAM or any Affiliate of MAXXAM if, after giving effect thereto, (A) the aggregate amount of all Restricted Payments and Restricted Investments (less the amount of (1) such Restricted Investments returned in cash, or in property if made in property, (2) any guarantee that constitutes a Restricted Investment, to the extent it has been released, and (3) any direct liabilities or obligations to be assumed or discharged in connection with such Restricted Investments (in either case without recourse to the Company, any of its Subsidiaries or any Controlled Non-Affiliate Joint Venture) if such liability or obligation had been a liability or obligation of the Company, any of its Subsidiaries or any Controlled Non-Affiliate Joint Venture) made pursuant to this clause (VIII) to or in MAXXAM or any Affiliate of MAXXAM, less (B) the aggregate amount of such Restricted Payments and Restricted Investments made to or in KAC which are distributed or paid within thirty days thereafter by KAC to its holders of Common Stock other than MAXXAM and Affiliates of MAXXAM, would exceed (C) $20,000,000; and

         (IX) in the event that the Company merges with or into KAC and the Preferred Dividend Intercompany Notes are extinguished, the payment of dividends on shares of KAC's Preferred Redeemable Increased Dividend Equity Securities, 8.255% PRIDES, Convertible Preferred Stock (the "PRIDES") or shares of KAC's Series A Mandatory Conversion Premium Dividend Preferred Stock (the "Series A Shares") and any other preferred stock of KAC the proceeds of which gave rise to a Preferred Dividend Intercompany Note, in an aggregate amount not to exceed the outstanding principal amount of such Preferred Dividend Intercompany Notes at the time of such merger.

    No payments and other transfers made under clauses (II) through (VII) and (IX) of this Section 4.09(b) shall reduce the amount available for Restricted Payments and Restricted Investments under Section 4.09(a); payments and other transfers made under clauses (I) and (VIII) of this Section 4.09(b) shall reduce the amount available for Restricted Payments and Restricted Investments under Section 4.09(a).

    SECTION 4.10.  Limitation on Indebtedness and Preferred
                    -----------------------------------------
Stock.
- ------

    (a) The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or become liable with respect to, or extend the maturity of or become liable for the payment of, contingently or otherwise (collectively "Incur"), any preferred stock (including preference stock) or Indebtedness, except that, without duplication, the Company, the Subsidiary Guarantors and Alpart may Incur preferred stock (including preference stock) or Indebtedness (including, without duplication, guarantees of Indebtedness of the Company and its Subsidiaries otherwise permitted by this Indenture) if after giving effect thereto and the receipt and application of the proceeds therefrom, and assuming that the full amount of Indebtedness permitted to be Incurred under Section 4.10(b)(ii) (after taking into account any reduction in such amount as set forth in such Section 4.10(b)(ii)) has been Incurred (assuming, for purposes of this calculation, an interest rate on such additional Indebtedness equal to the weighted average interest rate on the Indebtedness then outstanding under Section 4.10(b)(ii)), the Consolidated Fixed Charge Coverage Ratio of the Company is greater than 2.0 to 1; provided, however, that Indebtedness of Alpart Incurred
   --------  -------
pursuant to this clause (a) shall not exceed an aggregate of $150,000,000 at any one time outstanding, plus an amount equal to the reasonable fees and expenses in connection with the Incurrence of such Indebtedness.

    (b)  Notwithstanding the foregoing paragraph (a) of this
Section 4.10, the following shall be permitted:

         (i) the Company and the Subsidiary Guarantors may Incur Indebtedness in respect of the Notes;

         (ii) the Company and the Subsidiary Guarantors may Incur Indebtedness (without duplication), and the Bank Guarantors may guarantee such Indebtedness, under the Credit Agreement, in connection with Refinancing Sale and Leaseback Transactions or otherwise in an aggregate amount at any one time outstanding not to exceed $325,000,000, as reduced from time to time by any permanent reduction in such amount as set forth in a Board Resolution;

         (iii)  (A) Alpart may Incur Indebtedness in an
    aggregate amount not to exceed $150,000,000 at any one time outstanding and (B) the Company, KJC and AJI (without duplication) may Incur Indebtedness in an aggregate amount not to exceed at any one time outstanding the product of (I) $150,000,000 multiplied by (II) the Company's then percentage ownership interest in Alpart; provided, however,
                                              --------- --------
     that the aggregate Indebtedness (without duplication) Incurred pursuant to clauses (A) and (B) of this clause
     (b)(iii) may not exceed $150,000,000 at any one time outstanding; and provided, further, that in each case the
                      --------- -------
     proceeds of such Indebtedness are used solely for capital improvements and expenditures, expansion and working capital with respect to Alpart and/or to reimburse the partners of Alpart for advances to Alpart used solely for capital improvements and expenditures, expansion and working capital with respect to Alpart, plus in each case an amount equal to the reasonable fees and expenses in connection with the Incurrence of such Indebtedness;

         (iv) the Company and/or KAAC (without duplication) may Incur Indebtedness in an amount not to exceed $75,000,000 at any one time outstanding, the proceeds of which are used solely for capital improvements and expenditures, expansion and working capital with respect to QAL and/or to reimburse the stockholders of QAL for advances to QAL used solely for capital improvements and expenditures, expansion and working capital with respect to QAL, plus an amount equal to the reasonable fees and expenses in connection with the Incurrence of such Indebtedness;

         (v) VALCO may Incur Indebtedness, and the Company may guarantee such Indebtedness, in an aggregate amount (without duplication) not to exceed $25,000,000 at any one time outstanding, the proceeds of which are used solely for capital improvements and expenditures, expansion and working capital with respect to VALCO and/or to reimburse the shareholders of VALCO for advances to VALCO used solely for capital improvements and expenditures, expansion and working capital, plus an amount equal to the reasonable fees and expenses in connection with the Incurrence of such Indebtedness;

         (vi) the Company and its Subsidiaries may Incur Indebtedness ("Refinancing Indebtedness") that serves to Refinance, in whole or in part, the Indebtedness permitted by clauses (a) and (b) of this Section 4.10 (the "Refinanced Indebtedness"), or any one or more successive Refinancings of any thereof; provided, however, that:
                     --------- --------

              (A)  such Refinancing Indebtedness is in an
         aggregate amount not to exceed the aggregate amount of such Refinanced Indebtedness (including accrued interest thereon and undrawn amounts under credit arrangements otherwise permitted to be Incurred pursuant to this Indenture), the amount of any premium required to be paid in connection with such Refinancing pursuant to the terms of such Refinanced Indebtedness or the amount of any reasonable and customary premium determined by the Company to be necessary to accomplish such Refinancing by means of a redemption, tender offer, privately negotiated transaction, defeasance or other similar transaction, and an amount equal to the reasonable fees and expenses in connection with the Incurrence of such Refinancing Indebtedness;

              (B)  neither the Company nor any of its
         Subsidiaries is an obligor of such Refinancing Indebtedness, except to the extent that such Person (I) was an obligor of such Refinanced Indebtedness or (II) is otherwise permitted, at the time such Refinancing Indebtedness is Incurred, to be an obligor of such Refinancing Indebtedness; and

              (C) in the case of any Refinanced Indebtedness that is subordinated (pursuant to its terms) in right and priority of payment to the Notes or any Subsidiary Guarantor's obligation under its Guarantee, as the case may be, such Refinancing Indebtedness (I) has a final maturity and weighted average maturity at least as long as such Refinanced Indebtedness and (II) is subordinated (pursuant to its terms) in right and priority of payment to the Notes or such Subsidiary Guarantor's obligation under its Guarantee, as the case may be, at least to the same extent as such Refinanced Indebtedness;

         (vii)  the Company may Incur Capitalized Lease
    Obligations not exceeding $50,000,000 at any one time
    outstanding in connection with the sale and leaseback of all or a portion of the Company's interest in the Center for
    Technology, provided that the Net Cash Proceeds therefrom
                 ---------
     are applied as provided by Section 4.14;

         (viii) the Company and its Subsidiaries may Incur Indebtedness, without duplication, the proceeds of which are used solely to finance the construction, acquisition or the acquisition and retrofitting of an aluminum smelter or smelters or related facilities (or interests therein) and the reasonable fees and expenses in connection with the Incurrence of such Indebtedness, in an amount not to exceed $150,000,000 in any fiscal year (without cumulation of unused amounts to successive years);

         (ix) the Company and its Subsidiaries may Incur Indebtedness, the proceeds of which are used solely to finance the construction or acquisition of a fabrication plant or plants or related facilities and the reasonable fees and expenses in connection with the Incurrence of such Indebtedness, in an aggregate amount not to exceed $25,000,000 in any fiscal year (without cumulation of unused amounts to successive years);

         (x) the Company and its Subsidiaries may Incur preferred stock (including preference stock) that is not Redeemable Stock; provided, however, that in the case of
                       --------- --------
     preferred stock (including preference stock) Incurred by any Subsidiary of the Company that is not a Subsidiary Guarantor, such preferred stock shall be issued pro rata to
                                                     --- ----
     the holders of Capital Stock of such Subsidiary;

         (xi)  the Company and its Subsidiaries may Incur
    preferred stock (including preferred stock and preference
    stock that is Redeemable Stock), provided that such
                                      ---------
     preferred stock or preference stock is issued to the Company, any of its Subsidiaries or pro rata to the holders of Capital Stock of any such Subsidiary;

         (xii)  the Company and its Subsidiaries may Incur
    Permitted Indebtedness; and

         (xiii) the Company and its Subsidiaries may Incur Indebtedness in an amount at any one time outstanding not to exceed $75,000,000, provided that the amount of such
                         ---------
     Indebtedness that
     may be Incurred by Subsidiaries of the Company (other than Subsidiary Guarantors that are not Permitted Entities) shall not exceed $25,000,000 at any one time outstanding, and provided, further, that, to the extent
     --------  -------
     any such Indebtedness is Incurred from a Bank or an affiliate thereof, the Bank Guarantors may guarantee such Indebtedness.

         (c) Notwithstanding the foregoing, no Subsidiary of the Company shall assume, guarantee or in any other manner become liable with respect to any Indebtedness of the Company or a Subsidiary Guarantor (other than such Subsidiary) ("Other Indebtedness") which is subordinated (pursuant to its terms) in right and priority of payment to any other Indebtedness of the Company or such Subsidiary Guarantor unless such Subsidiary also assumes, guarantees or otherwise becomes liable with respect to the Notes on a substantially similar basis for so long as such Subsidiary is liable with respect to such Other Indebtedness; provided, however, that if such Other Indebtedness is
- --------  -------
subordinated (pursuant to its terms) in right and priority of payment to the Notes or any Subsidiary Guarantor's obligation under its Guarantee, as the case may be, any such assumption, guarantee or other liability of such Subsidiary with respect to such Other Indebtedness shall be subordinated to such Subsidiary's assumption, guarantee or other liability with respect to the Notes to the same extent as such subordinated Indebtedness is subordinated to the Notes or such Subsidiary Guarantor's obligation under its Guarantee, as the case may be; and provided, further, that this paragraph shall not be
    --------  -------
applicable to any assumption, guarantee or other liability of any Subsidiary of the Company which existed at the time such Person became a Subsidiary of the Company and was not Incurred in connection with, or in contemplation of, such Person becoming a Subsidiary of the Company, or any Refinancing Indebtedness in connection therewith complying with Section 4.10(b)(vi) (provided, that the guarantee of such Refinancing Indebtedness is
 --------
on substantially the same terms as the guarantee of the Refinanced Indebtedness). In the event that any Subsidiary of the Company (other than a Subsidiary Guarantor) is required to guarantee the Notes pursuant to the next preceding sentence, the Company shall cause such Subsidiary to (a) execute and deliver to the Trustee a supplemental indenture in form and substance reasonably satisfactory to the Trustee pursuant to which such Subsidiary shall be named as an additional Subsidiary Guarantor for so long as such Subsidiary Guarantor is so obligated with respect to such Other Indebtedness and (b) deliver to the Trustee an Opinion of Counsel reasonably satisfactory to the Trustee that such supplemental indenture has been duly executed and delivered by such Person.

    (d)  For the purpose of determining compliance with this
Section 4.10, in the event that any Indebtedness is permitted to be Incurred pursuant to more than one clause of Section 4.10(b), the Incurrence of such Indebtedness shall not limit the amount of Indebtedness otherwise permitted to be Incurred, and shall not be required to be included, under more than one such clause.

    SECTION 4.11.  Limitation on Liens.
                    --------------------

         (a) The Company shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of their respective U.S. Fixed Assets to secure, directly or indirectly, any Indebtedness, unless the Notes are equally and ratably secured on a senior basis for so long as such secured Indebtedness is so secured.

         (b)  Notwithstanding anything to the contrary, this
Section 4.11 shall not prohibit:

         (i) Liens on the Permitted Collateral securing outstanding Indebtedness permitted by this Indenture in an aggregate principal amount not to exceed the Maximum Secured
    Amount at the time such Indebtedness is Incurred;

         (ii) Liens in existence on the date of the issuance of the Notes after giving effect thereto which Liens, if such Liens secure a single or related items of Indebtedness in a principal amount in excess of $5,000,000, are referred to in Schedule A hereto;

         (iii)  Liens in favor of the Company or any Subsidiary
    Guarantor;

         (iv) Liens on U.S. Fixed Assets of a person existing at the time such person is merged into or consolidated with the Company or any Subsidiary of the Company, provided, that
                                                  --------
     such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any other U.S. Fixed Assets of the Company or any Subsidiary of the Company;

         (v) Liens on U.S. Fixed Assets existing at the time of acquisition thereof by the Company or any Subsidiary of the Company, provided, that such Liens were in existence prior
              ---------
     to the contemplation of such acquisition and do not extend to any other U.S. Fixed Assets of the Company or any Subsidiary of the Company;

         (vi)  Liens securing Indebtedness permitted by clauses
    (vii), (viii) and (ix) of Section 4.10(b), provided, that
                                                ---------
     such Liens do not extend to any U.S. Fixed Assets other than the Center for Technology in the case of clause (vii), the applicable aluminum smelter or smelters and related facilities in the case of clause (viii) and the applicable fabrication plant or plants and related facilities in the case of clause (ix), and, in each case, together with any Improvements thereto or thereon and any proceeds thereof;

         (vii)  Liens securing Indebtedness permitted by clause
    (e) of the definition of Permitted Indebtedness;

         (viii) Liens securing the Indebtedness permitted by clauses (iii), (iv) or (v) of Section 4.10(b) provided that
                                                   ---------
     such Liens do not extend to any U.S. Fixed Assets other than
     (a) Permitted Collateral (in which case the principal amount of such Indebtedness shall be included in the calculation of the Maximum Secured Amount for purposes of clause (i) of this paragraph and such Liens shall only be permitted if the requirements of clause (i) are satisfied) and (b) the Capital Stock and assets of Alpart, KJC and AJI in the case of clause (iii), the Capital Stock and assets of KAAC in the case of clause (iv), and the Capital Stock and assets of VALCO in the case of clause (v), plus, in each case, the proceeds thereof;

         (ix) Liens securing Indebtedness consisting of Capitalized Lease Obligations, mortgage financings, industrial revenue bonds or other monetary obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or installation of U.S. Fixed Assets used in the business of the Company and its Subsidiaries, or repairs, additions or Improvements to such U.S. Fixed Assets, provided, that such
                                             ---------
     Liens (a) secure Indebtedness in an amount not in excess of the original purchase price or the original cost of any such U.S. Fixed Assets or repair, addition or Improvement thereto (plus an amount equal to the reasonable fees and expenses in connection with the Incurrence of such Indebtedness), (b) do not extend to any other U.S. Fixed Assets (other than Improvements thereto or thereon and any proceeds thereof) of the Company or any Subsidiary of the Company (and, in the case of a repair, addition or Improvement, such Lien extends only to the U.S. Fixed Assets (and Improvements thereto or thereon) repaired, added to or improved), and (c) secure Indebtedness incurred no later than 180 days after the acquisition or final completion of such construction, repair, addition or Improvement;

         (x)  Liens securing any Refinancings (in whole or in
    part) of any Indebtedness secured by the Liens described in clauses (ii), (iv), (v), (vi), (viii) or (ix) of this paragraph, and any successive Refinancings of any thereof (together with any increased amount of such Indebtedness specifically permitted pursuant to Section 4.10(b) to cover the reasonable fees and expenses incurred in connection with a Refinancing)), provided that each such Lien (unless
                      ---------
     otherwise permitted by this paragraph) does not extend to any additional U.S. Fixed Assets (other than Improvements thereto or thereon and any proceeds thereof);

         (xi) Liens on U.S. Fixed Assets securing Indebtedness in an aggregate principal amount not to exceed $10,000,000;
    and

         (xii) Liens on any U.S. Fixed Assets consisting of easements, covenants, restrictions, exceptions, reservations and similar matters which do not materially impair the use of such U.S. Fixed Assets for the uses for which it is held and which Liens are granted to secure Indebtedness secured by Liens permitted by the foregoing clauses (i) through
    (xi).

         (c) For purposes of this Section 4.11, the Notes will be considered equally and ratably secured on a senior basis with any other Lien if the Lien securing the Notes is of at least equal priority and covers the same U.S. Fixed Assets as such other Lien, provided, that if the Indebtedness secured by such
            --------
other Lien is expressly subordinated in right and priority of payment by its terms to the Notes, the Lien securing the Notes will be senior to such other Lien.

         (d) For the purpose of determining compliance with this Section 4.11, in the event that any Lien is permitted pursuant to more than one clause of Section 4.11(b), such Lien shall not limit any other Lien otherwise permitted, and shall not be required to be included under more than one such clause.

    SECTION 4.12.  Subsidiary guarantees, etc.
                    ----------------------------

    (a) If the Company or any Subsidiary Guarantor shall transfer or cause to be transferred, in one or a series of related transactions, any property or assets (including, without limitation, businesses, divisions, real property, assets or equipment) to any Subsidiary of the Company or to any Non-Affiliate Joint Venture of the Company, the Company shall cause such transferee Subsidiary or Non-Affiliate Joint Venture to (i) execute and deliver to the Trustee a supplemental indenture in form and substance reasonably satisfactory to the Trustee pursuant to which such transferee Subsidiary or Non-Affiliate Joint Venture shall be named as an additional Subsidiary Guarantor and (ii) deliver to the Trustee an Opinion of Counsel reasonably satisfactory to the Trustee that such supplemental indenture has been duly executed and delivered by such Person.

    (b) The provisions set forth in the immediately preceding paragraph shall not apply to the following transfers of property or assets by the Company or any Subsidiary Guarantor:

         (A)  transfers of property or assets (other than cash)
    to Subsidiaries of the Company and Non-Affiliate Joint
     Ventures,  provided that such transfer is made in exchange
                --------
     for cash in an amount equal to the Fair Market Value of such property or assets;

         (B)  transfers of property or assets to Subsidiary
    Guarantors;

         (C) the use of the proceeds of Indebtedness described in Sections 4.10(b)(iii), (iv), (v), (viii) and (ix);

         (D)  transfers to Alpart of the proceeds of
    Indebtedness described in Section 4.10(a) to the extent that Alpart is an obligor or guarantor of such Indebtedness;

         (E) the provision of, and the payment for, goods and services, working capital and technology to Subsidiaries of the Company and Non-Affiliate Joint Ventures in each case in the ordinary course of the businesses in which the Company or its Subsidiaries or its Non-Affiliate Joint Ventures were engaged on the date of this Indenture or reasonably related extensions thereof;

         (F) transfers of assets to a Subsidiary of the Company immediately prior to the sale of such Subsidiary;

         (G) transfers of cash or Cash Equivalents to Non-Affiliate Joint Ventures engaged or to be engaged in the business of bauxite mining and/or alumina refining and/or aluminum smelting and/or fabrication and/or reasonably related extensions thereof;

         (H) transfers of cash, Cash Equivalents, property or other assets to a Permitted Entity in exchange for Permitted Entity Securities of such Permitted Entity if, immediately after giving effect to such transfer, such Permitted Entity remains a Permitted Entity;

         (I) transfers of Capital Stock or other equity interests to the issuer of such Capital Stock or other equity interests such that immediately after giving effect to such transfer and related transfers, the proportional beneficial ownership by the transferor of the class of Capital Stock or equity interests so transferred is not reduced; and

         (J)  other transfers of assets, provided that the
                                           --------
     aggregate amount thereof (if other than cash, such amount shall be the Fair Market Value of such asset at the time of such transfer), less the aggregate amount of such assets returned to the Company or any Subsidiary Guarantor (if returned other than in cash, the amount of such assets shall be the Fair Market Value of such assets at the time so returned), does not exceed, in the aggregate, the greater of
     (i) $25,000,000 or (ii) 5% of the Company's Consolidated Net Worth, calculated after giving effect to such transfers and returns.

    (c) If any of the Company's existing or future Subsidiaries (other than a Bank Guarantor) or existing or future Non-Affiliate Joint Ventures shall guarantee, directly or indirectly, or become a direct obligor with respect to, Indebtedness under the Credit Agreement or any Refinancings thereof, the Company shall cause each such Subsidiary or Non-Affiliate Joint Venture to (A) execute and deliver to the Trustee a supplemental indenture in form and substance reasonably satisfactory to the Trustee pursuant to which such Subsidiary or Non-Affiliate Joint Venture shall be named as an additional Subsidiary Guarantor for as long as such Subsidiary or Non-Affiliate Joint Venture is so obligated with respect to such Indebtedness and (B) deliver to the Trustee an Opinion of Counsel reasonably satisfactory to the Trustee that such supplemental indenture has been duly executed and delivered by such Person.

    (d) Sections 4.12(a) and (b) shall not apply to any Restricted Investment or Restricted Payment otherwise permitted by Section 4.09.

    (e) The Company shall not permit any Permitted Entity to cease to be a Permitted Entity except:

         (i) pursuant to a liquidation or dissolution of such Permitted Entity or a transfer of all or substantially all of the properties and assets of such Permitted Entity to its Equity Owners in proportion to their interests, including by way of merger or consolidation of such Permitted Entity with or into its sole Equity Owner;

         (ii)  pursuant to a sale in compliance with Section
    4.14 of all of the Permitted Entity Securities of such Permitted Entity held directly or indirectly by the Company or any Subsidiary Guarantor; or

         (iii)  if such Permitted Entity becomes a Subsidiary
    Guarantor.

    (f) Notwithstanding anything in this Section 4.12 to the contrary, VALCO shall be permitted to merge with or into, or distribute substantially all of its assets and liabilities to, a Permitted Entity, provided that, at the time of such merger or
                  --------
distribution, such Permitted Entity has no more than $50,000 of assets other than Capital Stock or other similar interests in VALCO. Upon the consummation of any transaction contemplated by this clause (f), the entity surviving such merger or distribution shall not be required (i) to become a Subsidiary Guarantor pursuant to this Section 4.12 or (ii) if such entity has no assets except as contemplated in this clause (f) or meets the conditions of clause (e) of this Section 4.12, to remain a Permitted Entity pursuant to the this Section 4.12.

    SECTION 4.13.  Limitation on dividends and other payment
                    ------------------------------------------
restrictions affecting Subsidiaries.  The Company shall not, and
- -----------------------------------
shall not permit its Subsidiaries to, create or otherwise suffer to exist any consensual encumbrances or restrictions on the ability of any Subsidiary to pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness owed to the Company or any Subsidiaries of the Company or to make loans or advances or transfer any of its assets to the Company or any Subsidiary of the Company; provided, however that this
                               --------  -------
Section 4.13 shall not prohibit Permitted Dividend Encumbrances.

    SECTION 4.14.  Limitation on Asset Sales.
                    --------------------------

    (a) The Company shall not, and shall not permit any of its Subsidiaries to, consummate any Asset Sale unless at least 75% of the consideration therefor received by the Company or such Subsidiary (exclusive of indemnities) is in the form of cash or Cash Equivalents, provided that this sentence shall not apply to
                  --------
the sale or disposition of assets as a result of a foreclosure (or a secured party taking ownership of such assets in lieu of foreclosure) or as a result of an involuntary proceeding in which the Company cannot, directly or through its Subsidiaries, direct the type of proceeds received. The amount of (i) any liabilities of the Company or any Subsidiary of the Company that are actually assumed by the transferee in such Asset Sale, or for which the Company and its Subsidiaries are fully released, shall be deemed to be cash for purposes of determining the percentage of cash consideration received by the Company or its Subsidiaries and
(ii) any notes or other obligations received by the Company or any Subsidiary of the Company from such transferee that are immediately converted (or are converted within thirty days of the related Asset Sale) by the Company or such Subsidiary into cash shall be deemed to be cash for purposes of determining the percentage of cash consideration received by the Company or its Subsidiaries.

    (b) The Company shall apply any Net Cash Proceeds received after the date of this Indenture to (A) the prepayment of Indebtedness in respect of or under the Credit Agreement and any other Indebtedness of the Company (other than the Notes) entitled to receive payment pursuant to the terms thereof (excluding Indebtedness that is subordinated by its terms to the Notes or the Guarantee thereof) (the "Specified Pari Passu Indebtedness"), unless the holders thereof elect not to receive such prepayment and (B) an offer to purchase (an "Asset Sale Offer") the then outstanding Notes, on any Business Day occurring no later than 175 days after the receipt by the Company (or any of its Subsidiaries, if applicable) of such Net Cash Proceeds (the "Asset Sale Purchase Date," which date shall be deferred to the extent necessary to permit the Asset Sale Offer to remain open for the period required by applicable law), at a price (the "Asset Sale Purchase Price") equal to 100% of the principal amount thereof together with accrued interest, if any, to but not including the Asset Sale Purchase Date pursuant to the provisions set forth below. Such Asset Sale Offer with respect to the Notes shall be in an aggregate principal amount (the "Asset Sale Offer Amount") equal to the Net Cash Proceeds (rounded down to the nearest $1,000) from the Asset Sales to which the Asset Sale Offer relates multiplied by a fraction, the numerator of which is the principal amount of the Notes outstanding (determined as of the close of business on the day immediately preceding the date notice of such Asset Sale Offer is mailed) and the denominator of which is the principal amount of the Notes outstanding plus the aggregate principal amount of Indebtedness under the Credit Agreement and the Specified Pari Passu Indebtedness outstanding (determined as of the close of business on the day immediately preceding the date notice of such Asset Sale Offer is mailed). If (x) no Indebtedness is outstanding in respect of or under the Credit Agreement or the Specified Pari Passu Indebtedness or (y) the holders of such Indebtedness entitled to receive payment elect not to receive the payments provided for in the previous sentence, or (z) the application of such Net Cash Proceeds results in the complete prepayment of such Indebtedness, then in each case any remaining portion of such Net Cash Proceeds will be required to be applied to an Asset Sale Offer to purchase the Notes.

    (c) Notice of an Asset Sale Offer shall be mailed by the Company to all holders at their last registered address within 145 days of the receipt by the Company or any of its Subsidiaries of such Net Cash Proceeds. The Asset Sale Offer shall remain open from the time of mailing until the last Business Day before the Asset Sale Purchase Date, but in no event for a period less than twenty-four days or less than that required by applicable law. The notice shall state:

         (1) that the Asset Sale Offer is being made pursuant to this Section 4.14;

         (2) the Asset Sale Offer Amount, the purchase price and the Asset Sale Purchase Date;

         (3) the name and address of the Trustee and that Notes must be surrendered to the Trustee to collect the purchase price;

         (4) that any Note not tendered or accepted for payment will continue to accrue interest;

         (5) that any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest on and after the Asset Sale Purchase Date;

         (6) that each holder electing to have a Note purchased pursuant to an Asset Sale Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note (the "Asset Sale Purchase Notice") completed, to the Trustee at the address specified in the notice at least five Business Days before the Asset Sale Purchase;

         (7) that holders will be entitled to withdraw their election if the Trustee receives, not later than one Business Day prior to the Asset Sale Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of the Notes the holder delivered for purchase, the certificate number of each Note the holder delivered for purchase and a statement that such holder is withdrawing his, her or its election to have such Notes purchased;

         (8) that if Notes in a principal amount in excess of the Asset Sale Offer Amount are surrendered pursuant to the Asset Sale Offer, the Company shall purchase Notes on a pro
                                                             ----
     rata basis (with such adjustments as may be deemed
     ----
     appropriate by the Company so that only Notes in denominations of $1,000 or integral multiples thereof shall be acquired); and

         (9)(x) that Notes may be purchased in whole or in part (in denominations of $1,000 or integral multiples thereof) and (y) that holders whose Notes are purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

    On or before the Asset Sale Purchase Date, the Company shall
(i) accept for payment Notes (having denominations of $1,000 or integral multiples thereof) surrendered pursuant to the Asset Sale Offer (on a pro rata basis if required pursuant to paragraph
                 --- ----
(c)(8) above), (ii) deposit by 10:30 a.m. New York City time, on the Asset Sale Purchase Date, with the Trustee money in immediately available funds sufficient to pay the Asset Sale Purchase Price of all Notes or portions thereof so accepted and
(iii) deliver Notes so accepted to the Trustee together with an Officers' Certificate stating the Notes or portions thereof accepted for payment by the Company. The Trustee shall promptly mail or deliver to holders of Notes so accepted payment in an amount equal to the purchase price, and the Company shall execute and the Trustee shall promptly authenticate and mail or deliver to such holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted shall be promptly mailed or delivered to the holder thereof. The Company will publicly announce the results of the Asset Sale Offer on, or as soon as practicable after, the Asset Sale Purchase Date.

    Notwithstanding the foregoing, the Company shall not be required to make an Asset Sale Offer until the aggregate amount of Net Cash Proceeds so to be applied pursuant to this Section
4.14 exceeds $25,000,000 (the "Twenty-Five Million Threshold") and then the total amount of such Net Cash Proceeds shall be required to be so applied in accordance with this Section 4.14. The Company may credit against its obligation to offer to repurchase Notes pursuant to this Section 4.14 the principal amount of Notes acquired or held by the Company subsequent to the date of the Asset Sale giving rise to such Asset Sale Offer and surrendered for cancellation or redeemed or called for redemption subsequent to such date and not previously used to satisfy any obligation of the Company to redeem or offer to purchase Notes. In no event shall any Net Cash Proceeds that are applied to an Asset Sale Offer be required to be applied to more than one Asset Sale Offer.

    (d)  Notwithstanding the provisions of clauses (a) and (b)
of this Section 4.14, the Company shall have no obligation to make an Asset Sale Offer pursuant to this Section 4.14 if, and to the extent, the Company or any of its Subsidiaries commits within 140 days of the receipt of such Net Cash Proceeds to reinvest (whether by acquisition of an existing business or expansion, including, without limitation, capital expenditures) such Net Cash Proceeds in one or more of the lines of business (including capital expenditures) in which the Company or its Subsidiaries or its Non-Affiliate Joint Ventures were engaged on the date of this Indenture or reasonably related extensions of such lines of business, provided that such Net Cash Proceeds are substantially
          --------
so utilized no later than the last day of the twelfth consecutive month (or, in the event the amount of such Net Cash Proceeds from a single Asset Sale or series of related Asset Sales exceeds $200,000,000, the twenty-fourth consecutive month) following the month in which such Net Cash Proceeds are received.

    (e) Notwithstanding the foregoing, if an Asset Sale consists of a sale of (i) all or a portion of the property, plant or equipment of the Company's Gramercy alumina refinery, whether now owned or hereafter acquired, or any proceeds thereof or
(ii) any U.S. Fixed Assets acquired after the date of this Indenture which do not constitute Permitted Collateral, the Company shall make an Asset Sale Offer with the Net Cash Proceeds received from such Asset Sale (without regard to the Twenty-Five Million

Threshold) to the extent the Company has not committed within 140 days of the receipt of such Net Cash Proceeds to reinvest (whether by acquisition of an existing business or expansion, including, without limitation, capital expenditures) such Net Cash Proceeds in U.S. Fixed Assets (other than Permitted Collateral), provided that such Net Cash Proceeds are substantially so utilized no later than the last day of the twelfth consecutive month (or, in the event the amount of such Net Cash Proceeds from a single Asset Sale or series of related Asset Sales exceeds $200,000,000, the twenty-fourth consecutive month) following the month in which such Net Cash Proceeds are received.


                               ARTICLE FIVE

                   NOTEHOLDERS' LISTS AND REPORTS BY THE
                          COMPANY AND THE TRUSTEE

    SECTION 5.01.  Company to furnish Trustee information as to
                    ---------------------------------------------
names and addresses of noteholders.  The Company will furnish or
- -----------------------------------
cause to be furnished to the Trustee:

    (a) semi-annually, not more than fifteen days after each record date for the payment of interest, a list, in such form as the Trustee may reasonably require, of the names and addresses of the noteholders as of such record date as the case may be, and

    (b) at such other times as the Trustee may request in writing, within thirty days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than fifteen days prior to the time such list is furnished;

provided, however, that so long as the Trustee is the Note registrar, no such list shall be required to be furnished. Any such list may be dated as of a date not more than fifteen days prior to the time such information is furnished or caused to be furnished, and need not include information received after such date.

    SECTION 5.02.  Preservation and disclosure of lists.
                    -------------------------------------

    (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of Notes (1) contained in the most recent list furnished to it as provided in Section 5.01 and (2) received by it in the capacity of paying agent (if so acting) or Note registrar.

    The Trustee may destroy any list furnished to it as provided in Section 5.01 upon receipt of a new list so furnished.

    (b) In case three or more holders of Notes (hereinafter referred to as "applicants") apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Note for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other holders of Notes on required on the part of the Trustee, such Subsidiary Guarantor, the Company or any holder of the Notes, provided that any
                                        --------
guarantee of such Subsidiary Guarantor with respect to the Credit Agreement and the Subordinated Notes, and any renewals, extensions, refundings, replacements, restructurings or refinancings, amendments and modifications thereof, if any, has been or is simultaneously released. At the request of the Company, the Trustee shall execute and deliver an appropriate instrument evidencing such release.

    (d) Upon the release of any Subsidiary Guarantor from its Guarantee pursuant to any provision of this Indenture, each other Subsidiary Guarantor not so released shall remain liable for the full amount of principal of, and interest on, the Notes as and to the extent provided in this Indenture.

    IN WITNESS WHEREOF, each of KAISER ALUMINUM & CHEMICAL CORPORATION, KAISER ALUMINA AUSTRALIA CORPORATION, ALPART JAMAICA INC., KAISER FINANCE CORPORATION and KAISER JAMAICA CORPORATION has caused this Indenture to be signed and acknowledged by its Chairman of the Board, its President or one of its Vice Presidents, and its corporate seal to be affixed hereunto, and the same to be attested by one of its Vice Presidents; and FIRST TRUST NATIONAL ASSOCIATION has caused this Indenture to be signed and acknowledged by one of its Vice Presidents or Assistant Vice Presidents, has caused its corporate seal to be affixed hereunto, and the same to be attested by one of its Assistant Secretaries, all as of the day and year first written above.



              KAISER ALUMINUM & CHEMICAL CORPORATION


              By:  __________________________________________
                                 John T. La Duc
                     Vice President and Chief Financial Officer

[SEAL]

Attest:

___________________
Assistant Secretary

              KAISER ALUMINA AUSTRALIA CORPORATION


              By:  __________________________________________
                                 John T. La Duc
                   Vice President and Chief Financial Officer

[SEAL]

Attest:

___________________
Assistant Secretary

              ALPART JAMAICA INC.


              By:  __________________________________________
                              John T. La Duc
                   Vice President and Chief Financial Officer

[SEAL]

Attest:

___________________
Assistant Secretary

              KAISER FINANCE CORPORATION


              By:  __________________________________________
                               John T. La Duc
                   Vice President and Chief Financial Officer

[SEAL]

Attest:

___________________
Assistant Secretary

              KAISER JAMAICA CORPORATION


              By:  __________________________________________
                                  John T. La Duc
                   Vice President and Chief Financial Officer

[SEAL]

Attest:

___________________
Assistant Secretary

              FIRST TRUST NATIONAL ASSOCIATION
              as Trustee


              By:  ____________________________
                   Name:
                   Title:

[SEAL]

Attest:


___________________
Assistant Secretary